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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PHASE FORWARD INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 8, 2009

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Phase Forward Incorporated to be held at 8:00 a.m., local time, on May 8, 2009 at the offices of Phase Forward located at 77 Fourth Avenue, Waltham, Massachusetts.

        We look forward to your attending either in person or by proxy. At the annual meeting, you will be asked to elect members of our Board of Directors for a one-year term, to ratify the selection of our independent registered public accounting firm, and to approve an amendment and restatement of our 2004 Stock Option and Incentive Plan. The Board of Directors unanimously recommends that you vote FOR each of these proposals. Details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of Annual Meeting and Proxy Statement. Please give this material your careful attention.

        Enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card. Your vote is important and I hope that you will vote as soon as possible by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage prepaid envelope. You may also submit your proxy over the Internet or by telephone in accordance with the instructions on the proxy card.

        Whether or not you plan to attend the annual meeting, we urge you to sign and return the enclosed proxy or submit your proxy over the Internet or by telephone so that your shares will be represented at the annual meeting. If you so desire, you can withdraw your proxy and vote in person at the annual meeting. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

Very truly yours,

ROBERT K. WEILER
Chairman, President and Chief Executive Officer

PHASE FORWARD INCORPORATED
77 Fourth Avenue
Waltham, Massachusetts 02451
(888) 703-1122

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 8, 2009

To the Stockholders of Phase Forward Incorporated:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Phase Forward Incorporated, a Delaware corporation, will be held on May 8, 2009, at 8:00 a.m., local time, at the offices of Phase Forward, located at 77 Fourth Avenue, Waltham, Massachusetts for the following purposes:

  1.
  To elect all eight members of the Board of Directors to serve for a one-year term, each such member to serve for such term and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal.

  2.
  To ratify the selection of the firm of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.

  3.
  To approve an amendment and restatement of the 2004 Stock Option and Incentive Plan.

  4.
  To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

        Only stockholders of record at the close of business on March 13, 2009, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

        To ensure your representation at the annual meeting, we urge you to vote promptly in one of the following ways whether or not you plan to attend the annual meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free number listed on the proxy card, or (3) by completing your proxy via the Internet by visiting the website address listed on your proxy card. Should you receive more than one proxy card because your shares are held in multiple accounts or registered in different names or addresses, please complete, sign, date and return each proxy card, or complete each proxy by telephone or the Internet, to ensure that all of your shares are voted. Any stockholder attending the annual meeting may vote at the meeting even if he or she previously submitted a proxy by mail, telephone or via the Internet. If your shares are held in "street name" by your broker (or other nominee), your vote in person at the annual meeting will not be effective unless you have obtained and present a proxy issued in your name from the broker.

        Phase Forward's 2008 Annual Report is enclosed.

By Order of the Board of Directors,

D. ARI BUCHLER Secretary

Waltham, Massachusetts
April 8, 2009

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO
VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE SIGN THE
ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY
RETURN MAIL. PLEASE REFERENCE THE INSTRUCTIONS ON THE PROXY CARD
FOR ADDITIONAL INFORMATION.

In accordance with our security procedures, all persons attending the 2009 annual meeting of stockholders will be required to present picture identification.

PHASE FORWARD INCORPORATED
77 Fourth Avenue
Waltham, Massachusetts 02451
PROXY STATEMENT
April 8, 2009

General

        This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting of stockholders of Phase Forward Incorporated, a Delaware corporation ("Phase Forward" or the "Company"), to be held at its offices located at 77 Fourth Avenue, Waltham, Massachusetts 02451 on May 8, 2009, at 8:00 a.m., local time, and any adjournments or postponements thereof. Our 2008 Annual Report to Stockholders, containing financial statements for the year ended December 31, 2008, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the accompanying notice and form of proxy will be first sent or given to stockholders on or about April 8, 2009.

        The record date for the determination of stockholders entitled to notice of and to vote at the annual meeting has been fixed by our Board of Directors as the close of business on March 13, 2009. As of that date, 43,108,088 shares of common stock, par value $0.01 per share, of Phase Forward were outstanding and entitled to vote at the annual meeting. Holders of our common stock are entitled to cast one vote for each share held of record at the close of business on March 13, 2009 on each matter submitted to a vote at the annual meeting.

Voting Methods

        Stockholders may vote in one of the following three ways whether or not they plan to attend the annual meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing a proxy using the toll-free telephone number listed on the proxy card, or (3) by completing a proxy via the Internet at the website address listed on the proxy card. Execution of a proxy will not in any way affect a stockholder's right to attend the annual meeting and vote in person.

Revocation of Proxy

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Phase Forward, before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of Phase Forward before the taking of the vote at the annual meeting, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). If a stockholder is not attending the annual meeting, any proxy or notice should be returned to the Secretary of Phase Forward at the above address in time for receipt no later than the close of business on the day preceding the annual meeting.

Quorum, Withholding, Abstentions and Broker Non-Votes

        A majority in interest of the outstanding shares of our common stock entitled to vote and represented at the annual meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote and voting on the matter at the annual meeting. On all other matters that may be submitted to stockholders, an affirmative vote of at least a majority of the shares present, or represented by proxy, entitled to vote and voting at the annual meeting is required for approval. Broker "non-votes" on any matter shall be deemed not to have been voted on such matter. Brokerage firms, banks and other nominees who hold shares on behalf of their clients in "street name" are not permitted to vote the shares if the clients do not provide instructions (either vote FOR, or vote AGAINST, or ABSTAIN) on the proposal to amend our 2004 Stock Option and Incentive Plan. Accordingly, if a majority of the shares entitled to vote are recorded as "broker non-votes" on this proposal, the proposal will not be approved even if all of the shares voted are "yes votes." The vote on each matter submitted to stockholders is tabulated separately.

Admission to the Annual Meeting

        If your shares are held in your name, in order to be admitted to the annual meeting, you will need to present a valid picture identification, such as a driver's license or passport. If your shares are held in "street name" by your broker (or other nominee), you should contact your broker (or other nominee) to obtain a proxy in your name and present it, together with a valid picture identification, at the annual meeting in order to vote.

Attorneys-in-Fact

        The persons named as attorneys-in-fact in the proxy, Robert K. Weiler, Rodger Weismann and D. Ari Buchler, were selected by the Board of Directors. All properly executed proxies returned in time to be counted at the meeting will be voted by such persons at the meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. With respect to the election of our Board of Directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee's name in the space provided on the proxy. Where a proxy is properly signed and returned without indicating any voting instructions regarding the foregoing matters, the shares represented by the proxy will be voted FOR the proposal.

        The Board of Directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

Expenses of Solicitation

        The cost of solicitation of proxies will be borne by the Company. The Company has engaged the firm of Morrow & Co. to assist in distributing and soliciting proxies for a fee of $7,500, plus expenses. Proxies also may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by mail, telephone or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 8, 2009

        Our proxy statement and annual report are available at http://investor.phaseforward.com. (This site is hosted by a third party.)

 SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our common stock as of March 2, 2009, unless otherwise specified, by:

  •
  each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of our common stock;

  •
  each named executive officer;

  •
  each member of our Board of Directors and director nominee; and

  •
  all executive officers and members of our Board of Directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options held by the respective person or group which may be exercised or converted within 60 days after March 2, 2009 and restricted stock units which will vest within 60 days after March 2, 2009. For purposes of calculating each person's or group's percentage ownership, stock options exercisable and restricted stock units that will vest within 60 days after March 2, 2009 are included for that person or group but not the stock options of any other person or group. The applicable percentage of common stock outstanding as of March 2, 2009 is based upon 43,039,279 shares outstanding.

        Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person's spouse.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)(2)	Percent of Common Stock Outstanding
Lord, Abbett & Co. LLC(3)	2,831,016	6.58%
Next Century Growth Investors, LLC(4)	2,769,434	6.44%
Barclays Global Investors, NA(5)	2,376,592	5.52%
Robert K. Weiler	1,282,400	2.92%
Paul A. Bleicher, M.D., Ph.D(6)	744,076	1.72%
Rodger Weismann(7)	196,299	*
Richard A. D'Amore	144,531	*
Steven J. Rosenberg	77,371	*
James I. Cash, Jr., Ph.D(8)	55,000	*
D. Ari Buchler	54,065	*
Stephen J. Powell	41,438	*
Axel Bichara	55,196	*
Gary E. Haroian	43,750	*
Paul G. Joubert(9)	—	—
Dennis R. Shaughnessy	43,750	*
Kenneth I. Kaitin, Ph.D	—	—
All executive officers and members of our Board of Directors as a group	2,906,034	6.52%

*
Less than 1%.

        Unless otherwise noted below, the address of each person listed on the table is c/o Phase Forward Incorporated, 77 Fourth Avenue, Waltham, MA 02451.

(1)
Totals do not include unvested restricted stock units, the holders of which are not considered "beneficial owners" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

  Specifically, the holders of such units do not have voting or investment power with respect to such units until they have fully vested.

(2)
The calculation of beneficial ownership of each of the individuals listed in the table below includes the number of shares issuable to such person upon the exercise of stock options:

Name of Beneficial Owner	Number of Shares Issuable Upon the Exercise of Stock Options
Robert K. Weiler	835,417
Paul A. Bleicher, M.D., Ph.D	220,000
Rodger Weismann	130,000
Richard A. D'Amore	50,000
James I. Cash, Jr., Ph.D(8)	40,000
Steven J. Rosenberg	—
D. Ari Buchler	12,500
Stephen J. Powell	3,334
Axel Bichara	50,000
Gary E. Haroian	43,750
Dennis R. Shaughnessy	38,750
Kenneth I. Kaitin, Ph.D	—
All executive officers and members of our Board of Directors as a group	1,500,686
(3)
This information has been obtained solely from a Schedule 13G filed by Lord, Abbett & Co. LLC with the Securities and Exchange Commission on February 13, 2009. The address for Lord, Abbett & Co. LLC is 90 Hudson Street, 11th Floor, Jersey City, NJ 07302.

(4)
This information has been obtained solely from a Schedule 13G/A filed by Next Century Growth Investors, LLC with the Securities and Exchange Commission on March 18, 2009. These shares may be deemed to be beneficially owned by (1) Next Century Growth Investors, LLC by virtue of its investment discretion and/or voting power over client securities, which may be revoked; and (2) Thomas L. Press and Donald M. Longlet, as a result of their positions with and ownership positions in Next Century Growth Investors, LLC, which could be deemed to confer upon each of them voting and/or investment power over the shares. Each of Next Century Growth Investors, LLC, Thomas L. Press and Donald M. Longlet disclaim beneficial ownership of these shares except to the extent of each of their respective pecuniary interested therein, if any. The address for Next Century Growth Investors, LLC is 5500 Wayzata Blvd., Suite 275, Minneapolis, MN 55416.

(5)
This information is based solely from a Schedule 13G filed by Barclays Global Investors, NA and its affiliated entities with the Securities Exchange Commission on February 5, 2009. Barclays Global Investors, NA is the beneficial owner of 574,197 shares, has sole voting power with respect to 422,572 shares and sole dispositive power with respect to all reported shares. Barclays Global Investors, Ltd. is the beneficial owner of 28,382 shares, has sole voting power with respect to 1,105 shares and sole dispositive powers with respect to all reported shares. Barclays Global Fund Advisors is the beneficial owner of 1,774,013 shares, has sole voting power with respect to 1,285,806 shares and sole dispositive power with respect to all reported shares. The address for Barclays Global Investors, NA and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, CA 94105. The address for Barclays Global Investors, Ltd. is Murray House, 1 Royal Mint Court, London EC3N 4HH, England.

(6)
Includes 66,502 shares held by the Paul A. Bleicher 1999 Irrevocable Trust. Dr. Bleicher disclaims beneficial ownership of these shares.

(7)
Mr. Weismann resigned as the Chief Financial Officer of the Company effective April 2, 2009 and currently serves as a full-time advisor to the Chief Executive Officer.

(8)
Dr. Cash has notified us that he does not intend to stand for re-election at the annual meeting.

(9)
Nominee for election as a member of our Board of Directors at the annual meeting.

 PROPOSAL I
ELECTION OF DIRECTORS

        Our Board of Directors currently consists of eight members. Pursuant to our amended and restated certificate of incorporation, our Board of Directors consists of a single class with a one-year term. Each member of our Board of Directors will hold office until that member's successor has been elected and qualified or until his earlier death, resignation or removal. The members of our Board of Directors are elected by a plurality of votes cast by stockholders.

        Upon the recommendation of the Governance, Nominating and Compliance Committee of the Board of Directors of Phase Forward, the Board of Directors has nominated and recommended Robert K. Weiler, Axel Bichara, Paul A. Bleicher, M.D., Ph.D, Richard A. D'Amore, Gary E. Haroian, Paul G. Joubert, Kenneth I. Kaitin, Ph.D, and Dennis R. Shaughnessy, for election to the Board of Directors. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of all the nominees named below. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE NOMINEES LISTED BELOW

        The following table sets forth the nominees to be elected at the annual meeting, the year such nominee or Board member was first elected as a Board member, and the positions currently held by the nominees. All Board members serve for a one-year term until that Board member's successor has been elected and qualified or until his earlier death, resignation or removal.

Nominee's Name and Year First Became Director	Positions with Phase Forward
Robert K. Weiler (2002)	President, Chief Executive Officer and Chairman of the Board of Directors
Axel Bichara (1999)	Director
Paul A. Bleicher, M.D., Ph.D (1997)	Director
Richard A. D'Amore (1997)	Director
Gary E. Haroian (2005)	Director, Chairman of the Audit and Finance Committee
Paul G. Joubert (nominee)(1)	None
Kenneth I. Kaitin, Ph.D (2007)	Director
Dennis R. Shaughnessy (2005)	Director, Chairman of the Management Development and Compensation Committee

    (1)
    Mr. Joubert does not currently serve on our board of directors and is being nominated for election as a director for the first time at the annual meeting.

 OCCUPATIONS OF DIRECTORS, THE NOMINEES FOR DIRECTOR AND
EXECUTIVE OFFICERS

        The following table sets forth our current Board members, the nominees for our Board and our executive officers, their ages and the positions currently held by each such person.

Name	Age	Position
Robert K. Weiler	58	President, Chief Executive Officer and Chairman of the Board of Directors
Christopher Menard(1)	35	Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer
Steven J. Rosenberg	53	Senior Vice President
Stephen J. Powell(2)	50	Senior Vice President of Worldwide Sales
D. Ari Buchler	44	Senior Vice President, General Counsel and Secretary
Russell J. Campanello	53	Senior Vice President, Human Resources and Administration
Michael P. Owings	54	Vice President, Quality and Regulatory Compliance
Channing H. Russell	61	President of Lincoln Safety Group
Jagath C. Wanninayake	36	Vice President, Clarix Products Group
Martin A. Young	47	Vice President, Corporate Development and Marketing
Axel Bichara(3)(4)	45	Director
Paul A. Bleicher, M.D., Ph.D	54	Director
James I. Cash, Jr., Ph.D(3)(5)	61	Director
Richard A. D'Amore(3)(4)	55	Director
Gary E. Haroian(4)	57	Director
Paul G. Joubert	61	Nominee
Kenneth I. Kaitin, Ph.D(5)	56	Director
Dennis R. Shaughnessy(3)(5)	51	Director

(1)
On April 2, 2009, Mr. Menard replaced Rodger Weismann as Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer.

(2)
Mr. Powell is employed by us through our wholly-owned subsidiary, Phase Forward Europe Limited.

(3)
Member of Management Development and Compensation Committee.

(4)
Member of Audit and Finance Committee.

(5)
Member of Governance, Nominating and Compliance Committee.

(6)
On February 10, 2009, Dr. Cash notified us that he does not intend to stand for re-election at the annual meeting.

        Robert K. Weiler has served as our Chief Executive Officer, President and a member of the Board of Directors since November 2002 and as Chairman of our Board of Directors since November 2008. Prior to joining Phase Forward, Mr. Weiler served as Chairman, President and Chief Executive Officer of Giga Information Group, an IT Research Company, from September 1999 to October 2002. Prior to joining Giga, he was President and Chief Executive Officer of Eastman Software (formerly Wang Software) from March 1997 to March 1999. Mr. Weiler also served as Senior Vice President, Worldwide Sales and Marketing for Lotus Development Corporation.

        Christopher Menard has served as our Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer since April 2, 2009. From November 2006 until April 1, 2009, Mr. Menard served as the Company's Vice President of Finance. Prior to that, Mr. Menard served as the Company's Director of Finance and Accounting from 2004 to 2006 and as the Director of Finance from 2001 to 2004. Prior to his employment with the Company, Mr. Menard was Director of Finance and Accounting at Clinsoft Corporation, which was acquired by the Company in 2001. Mr. Menard received a Bachelor of Science degree in Business Administration from Babson College and an MBA from Boston College.

        Steven J. Rosenberg has served as our Senior Vice President since January 2006, having overall responsibility for our research and development efforts, as well as our North American services organization and our hosting and call center operations. Before becoming Senior Vice President, he served as our Vice President of Development since April 2003. Prior to joining Phase Forward, Mr. Rosenberg served as Vice President of Client Services at AptSoft Corporation, a provider of enterprise solutions for business process coordination, from July 2002 to April 2003. Prior to AptSoft, Mr. Rosenberg served as Senior Vice President of Development and Client Services at W3Health, a software company, from August 1999 to May 2002. Prior to W3Health, he served as Vice President and Manager of the Medical Management Division at McKesson, a software company, from June 1994 to July 1999.

        Stephen J. Powell has served as our Senior Vice President of Worldwide Sales since February 2007. Prior to that he served as our Vice President of Worldwide Sales since March 2005, and prior to that as our General Manager of International Operations since January 2002. Mr. Powell served with us in a similar capacity, providing services through Abney Management Services Limited, a management consulting firm of which Mr. Powell was Managing Director, from January 1999 to January 2002. Prior to Phase Forward, Mr. Powell held various positions at Glaxo Wellcome PLC, a pharmaceutical company, for 15 years, including U.K. Commercial Director from January 1998 to January 1999.

        D. Ari Buchler has served as our Senior Vice President since February 2007, as our General Counsel since October 1999, and as Secretary since February 2000. From October 1999 to February 2007, Mr. Buchler served as our Vice President. Prior to joining Phase Forward, Mr. Buchler served as Corporate Counsel for Cahners Business Information (now Reed Business Information), a business information provider, from January 1997 to October 1999. Prior to Cahners, he practiced in the corporate group at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1994 to 1997. Mr. Buchler received his J.D. degree from Columbia University School of Law.

        Russell J. Campanello has served as our Senior Vice President, Human Resources and Administration since April 2008. Prior to joining Phase Forward, Mr. Campanello served as the Senior Vice President of Human Resources and Marketing at Keane, Inc., a business process and information technology consulting firm from September 2003 to October 2007. Prior to Keane, Mr. Campanello was Chief People Officer at NerveWire, a management consulting and systems integration firm from August 2000 to February 2003. Prior to NerveWire, Mr. Campanello was Senior Vice President, Human Resources at Genzyme Corp., a leading biotechnology company, from November 1997 to July 2000 Earlier in his career, Mr. Campanello spent nine years as Vice President of Human Resources at Lotus Development Corporation. Mr. Campanello attended Suffolk University's Executive MBA program, and holds a B.S. degree in Business Administration from the University of Massachusetts.

        Michael P. Owings has served as our Vice President, Quality and Regulatory Compliance since April 2004. Prior to becoming Vice President, Mr. Owings served as our Director, Quality and Regulatory North America from 2002 to 2004, as Director, Quality and Regulatory Affairs-Services from 2001 to 2002, and as Senior Manager, Corporate Quality Affairs from 2000 to 2001. Prior to Phase Forward, Mr. Owings held various positions at Copley Pharmaceutical Inc. from 1996 to 2000, at Procept, Inc., from 1995 to 1996, and at Marion Merrell Dow, Inc. (HMR/Aventis) from 1982 to 1995.

        Channing H. Russell has served as President of our Lincoln Safety Group since the acquisition by Phase Forward of Lincoln Technologies, Inc in August 2005. He was also President of Lincoln prior to the acquisition, serving in this capacity since co-founding the company in March 1999. Prior to co-founding Lincoln, Mr. Russell was Vice President of PPD Informatics, a division of Pharmaceutical

Product Development, Inc. (formerly Belmont Research, Inc.), from March 1997 to February 1999. He co-founded Belmont Research, an independent software company that focused on technology and services for pharmaceutical research and development, in August 1990. Before co-founding Belmont Research, Mr. Russell held several senior technical management positions at Bolt, Beranek and Newman (BBN), including Vice President of Engineering. Mr. Russell holds a B.A. degree from Harvard College and attended Harvard University Graduate School in Computer Science.

        Martin Young has served as our Vice President of Corporate Development and Marketing since January 2008. Prior to that, Mr. Young served as our Vice President of Corporate Development since June 2006, and as our Vice President of Services for North America since March 2004. Prior to that appointment, Mr. Young held various other positions at Phase Forward since August 1999. Prior to joining Phase Forward, Mr. Young served in a variety of services and operational roles at Glaxo Wellcome PLC from June 1994 to December 1998. Mr. Young holds a B.Sc. (Hons) in Engineering Service from Durham University and an Executive M.B.A. from the Cranfield School of Management.

        Jagath C. Wanninayake has served as our Vice President of the Clarix Products Group since our acquisition of Clarix LLC in September 2008, and oversees all operational activities and product development for the Clarix product suite. Prior to joining us, Mr. Wanninayake was the Founder, President, and CEO of Clarix LLC from 2002 to 2008. Prior to founding Clarix LLC, he worked as a research analyst at Moody's Economy.com from 2001-2002, and as Vice president of Business Development at Blue Mobius, a wireless middleware company, from 2000-2001. Mr. Wanninayake has a B.A. in Economics with a concentration (minor) in Public Policy from Swarthmore College.

        Axel Bichara joined our Board of Directors in May 1999. Mr. Bichara was responsible for Atlas Venture's initial investment in Phase Forward's first round of venture financing in August 1997. Mr. Bichara has been with Atlas Venture, a venture capital firm, since 1993. Prior to his arrival at Atlas Venture, Mr. Bichara was Vice President of Product Development at Premise, a venture-backed software company which he co-founded in 1987, and which was acquired by Computervision in 1991. Mr. Bichara is currently on the board of directors of several private companies. A German citizen, Mr. Bichara holds an M.B.A. from INSEAD, a Master of Science degree from MIT and a Masters degree in Mechanical Engineering from Technical University in Berlin.

        Paul A. Bleicher, M.D., Ph.D, a co-founder and director of Phase Forward since November 1997, is Chief Medical Officer of Health Insight Technologies. Until November 2008, Dr. Bleicher served as Chairman of our Board of Directors from November 1997 and as our Chief Strategy Officer from March 2004. Dr. Bleicher also served as our Chief Executive Officer and President from September 1997 to March 1998 and from March 2002 to November 2002. Prior to Phase Forward, Dr. Bleicher was a Director, Early Phase Services at PAREXEL International and subsequently joined Alpha-Beta Technology, Inc. where he served as Vice President, Clinical Affairs. Dr. Bleicher received his M.D. and Ph.D (Microbiology/Immunology) from the University of Rochester School of Medicine and Dentistry, was trained in Internal Medicine and Dermatology at Harvard Medical School, and is board certified in Dermatology. After completion of his medical training he was a post-doctoral fellow in the Department of Molecular Immunology at the Dana-Farber Cancer Institute and an assistant professor in the Department of Dermatology at the Massachusetts General Hospital. Dr. Bleicher served as Chairman of the Steering Committee of North America for the Drug Information Association (DIA) from 2001 to 2003, a member of their Board of Directors from 2001 to 2003, and was a member of the their Foundation Board from 2003 to 2006.

        James I. Cash, Jr., Ph.D joined our Board of Directors in October 2003. Dr. Cash is a former James E. Robison Professor of Business Administration at the Harvard Graduate School of Business. Dr. Cash served on the faculty of the Harvard Graduate School of Business from July 1976 to October 2003, where he served as chairman of the M.B.A. program from 1992 to 1995, and the chairman of HBS Publishing. Dr. Cash is also a director of The Chubb Corporation, Microsoft Corporation,

General Electric Company and Wal-Mart Corporation. He also serves as a trustee of the Bert King Foundation, Massachusetts General Hospital, Partners Healthcare, and serves as a director of the National Association of Basketball Coaches Foundation. Dr. Cash holds a B.S. in Mathematics from Texas Christian University and M.S. and Ph.D degrees from Purdue University.

        Richard A. D'Amore joined our Board of Directors in December 1997. Mr. D'Amore is, and since the inception of North Bridge Venture Partners in 1994, has been, a manager in multiple entities which serve as the general partner of multiple venture capital limited partnerships of North Bridge Venture Partners. Mr. D'Amore also serves on the board of directors of Veeco Instruments, Inc.

        Gary E. Haroian joined our Board of Directors in November 2005. Mr. Haroian is currently a consultant to emerging technology companies (not including Phase Forward). From April 2000 to October 2002, Mr. Haroian served in various positions at Bowstreet, Inc., a provider of software application tools, including as chief financial officer, chief operating officer and chief executive officer. From 1997 to 2000, Mr. Haroian served as senior vice president of finance and administration and chief financial officer of Concord Communications, a network management software company. From 1983 to 1996, Mr. Haroian served in various positions at Stratus Computer, including as chief financial officer, president and chief operating officer and as chief executive officer. Prior to Stratus Computer, Mr. Haroian was a Certified Public Accountant and Audit Manager with a major public accounting firm. Mr. Haroian is also a member of the board of directors and chairman of the audit committee of Aspen Technology, Inc. and Network Engines, Inc.

        Paul G. Joubert is a nominee for election as a member of our Board of Directors. Mr. Joubert is currently a Founding Partner of EdgeAdvisors, a privately held management consulting organization, and a director, audit committee chairman and founding investor of Stream Global Services, Inc., a provider of multi-shore business process outsourcing services for high-end technical support. Mr. Joubert previously spent over 35 years with PriceWaterhouseCoopers LLP, or PWC, an international accounting firm. Mr. Joubert joined PWC in 1971 and has worked extensively with both public and private companies in start-up to mature stages of growth in the high technology, manufacturing and service industries. Mr. Joubert retired from PWC in June 2008, most recently serving as PWC's northeast marketing and sales market leader and partner in the firm's Assurance practice. Mr. Joubert is a graduate of Northeastern University, where he received a B.S. in finance and accounting. He is a member of various civic and professional associations including the Association for Corporate Growth, a former director and treasurer of the Massachusetts Innovative and Technology Exchange and he serves on the Board of Overseers of the Museum of Science. He is also a member of the American Institute of Certified Public Accountants.

        Kenneth I. Kaitin, Ph.D joined our Board of Directors in November 2007. Since 1998, Dr. Kaitin has been the Director of the Tufts Center for the Study of Drug Development, an academic drug policy research group providing strategic information to help drug developers, regulators, and policy makers improve the quality and efficiency of the drug development process. He is also Professor of Medicine at the Tufts University School of Medicine, and since 1999, he has served on the faculty of the European Center for Pharmaceutical Medicine at the University of Basel. Dr. Kaitin has written extensively on a broad range of drug development issues and has provided public testimony before the U.S. Congress in hearings on pharmaceutical innovation and FDA reform. He is a former Editor-in-Chief of the Drug Information Journal and from 1997 to 1998 he was President of the Drug Information Association. Dr. Kaitin received an M.S. and Ph.D. in pharmacology from the University of Rochester and a B.S. from Cornell University. Dr. Kaitin is also a member of the board of directors of Curis Inc.

        Dennis R. Shaughnessy joined our Board of Directors in November 2005. Mr. Shaughnessy is Executive Professor of Management at Northeastern University's College of Business Administration, where he joined in January 2005. Mr. Shaughnessy teaches courses in business law and ethics, intellectual property, strategic entrepreneurship, and the creation and growth of technology-driven ventures. He is also director of Northeastern University's Social Entrepreneurship Institute. Prior to January 2005, Mr. Shaughnessy was Senior Vice President, Corporate Development, General Counsel and Secretary with Charles River Laboratories International, Inc., a company that provides enabling products and services to the global pharmaceutical, biotech and medical device industries. He was the company's senior executive responsible for corporate development, strategic growth and legal affairs. Mr. Shaughnessy holds a B.A. from the Pennsylvania State University, a Masters from the University of Michigan, and a J.D. from the University of Maryland's School of Law. He also holds an MBA from Northeastern's High Technology MBA Program.

        Our executive officers are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers and our Board members.

 CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

        The Board of Directors has determined that each of Axel Bichara, Richard A. D'Amore, James I. Cash, Jr. Ph.D, Gary E. Haroian, Dennis R. Shaughnessy, and Kenneth I. Kaitin, Ph.D, comprising six of its eight current members, as well as Paul G. Joubert, the nominee for the Board of Directors, is an independent member of our Board within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. and the applicable rules of the Securities and Exchange Commission. Furthermore, the Board has determined that all of the members of the Audit and Finance Committee, the Management Development and Compensation Committee, and the Governance, Nominating and Compliance Committee are independent within the meaning of applicable director independence standards.

        At least annually, the Board evaluates all relationships between the Company and each director in light of relevant facts and circumstances for the purpose of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director's ability to satisfy his responsibilities as an independent director.

Executive Sessions of Independent Directors

        Executive sessions of our independent Board members are generally held following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any of our non-independent Board members and are chaired by a lead independent Board member. The lead independent Board member is the Chairman unless the Chairman is not an independent director, in which case, the independent Board members will designate a lead independent Board member. Dr. Cash currently serves as the lead independent Board member. In this role, Dr. Cash serves as chairperson of the independent Board member sessions and assists the Board in assuring effective corporate governance.

Policy Governing Security Holder Communications with the Board of Directors

        Any of our security holders who wish to communicate directly with the Board of Directors or an individual member of the Board of Directors may do so by sending such communication by certified mail addressed to the Chairman of the Board, as a representative of the entire Board of Directors, or to the individual Board member or Board members, in each case, c/o Phase Forward Incorporated, Attn: Board of Directors, Office of the General Counsel, 77 Fourth Avenue, Waltham, MA 02451. We will forward any such security holder communication to the Chairperson and/or to the Board member to whom the communication is addressed on a periodic basis.

Policies Regarding Director Nominations

  Director Qualifications

        The Governance, Nominating and Compliance Committee is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the overall composition and needs of the Board, with the objective of recommending candidates who will contribute to a board of directors that best leads to the success of our business and represents stockholder interests using its diversity of experience. Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to Phase Forward's business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to Phase Forward and its corporate mission. In addition, nominees for Board member are selected to have complementary, rather than overlapping, skill sets. All candidates for Board member nominee must have time available to devote to the activities of the Board of Directors. The Governance, Nominating and Compliance Committee also considers the independence of candidates for Board member nominee, including the appearance of any conflict in serving as a Board member. Candidates for Board member nominees who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Governance, Nominating and Compliance Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

  Process for Identifying and Evaluating Director Nominees

        The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Governance, Nominating and Compliance Committee, with the expectation that other members of the Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, the Governance, Nominating and Compliance Committee identifies candidates for Board member nominees in consultation with management and non-management directors, through the use of search firms or other advisers, through the recommendations submitted by other Board members or stockholders or through such other methods as the committee deems appropriate. Once candidates have been identified, the Governance, Nominating and Compliance Committee confirms that the candidates meet the qualifications for Board member nominees established by the committee. The Governance, Nominating and Compliance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the committee deems to be helpful in the evaluation process. The Governance, Nominating and Compliance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. The Committee evaluates all proposed director candidates in the same manner, with no regard to the source of the initial recommendation of the proposed director candidate. Based on the results of the evaluation process, the Governance, Nominating and Compliance Committee recommends candidates for the Board of Director's approval (and the approval of a majority of the independent Board members) as Board member nominees for election to the Board of Directors. The Governance, Nominating and Compliance Committee also recommends candidates for the Board of Director's appointment to the standing committees of the Board of Directors.

  Procedures for Recommendation of Director Nominees by Stockholders

        The policy of the Governance, Nominating and Compliance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board of Directors. Stockholders, in submitting recommendations to the Governance, Nominating and Compliance Committee for Board member nominee candidates, shall make such recommendation in writing and shall include:

  •
  the name and address of the stockholder making the recommendation, as they appear on Phase Forward's books and records, and of such record holder's beneficial owner;

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  the number of shares of capital stock of Phase Forward that are owned beneficially and held of record by such stockholder and such beneficial owner;

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  the name of the individual recommended for consideration as a Board member nominee;

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  why such recommended candidate meets Phase Forward's criteria and would be able to fulfill the duties of a Board member;

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  a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership;

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  a description of all arrangements or understandings between the stockholder and the proposed director candidate;

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  the consent of the proposed director candidate (i) to be named in the proxy statement relating to our annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting; and

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  all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of Board members or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act"), including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a Board member if approved by the Board of Directors and elected.

        Nominations must be sent to the attention of the Secretary of Phase Forward by U.S. Mail (including courier or expedited delivery service) c /o Phase Forward Incorporated, Attn: Secretary, Office of the General Counsel, 77 Fourth Avenue, Waltham, MA 02451. The Governance, Nominating and Compliance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting; provided, however, that with respect to a special meeting of stockholders called by Phase Forward for the purpose of electing Board members to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (x) the close of business on the 60th day prior to such special meeting or (y) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. The Secretary of Phase Forward will promptly forward any such nominations to the Governance, Nominating and Compliance Committee. Once the Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

        Our policy is to schedule a regular meeting of the Board of Directors on the same date as Phase Forward's annual meeting of stockholders and, accordingly, Board members are encouraged to be present at our stockholder meetings. All of our Board members attended our annual meeting of stockholders held on April 30, 2008.

Code of Ethics

        We have a "code of ethics" as defined by regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act that applies to all of our Board members, officers (including our principal executive officer and principal financial officer) and employees. The code of ethics is designed to deter wrongdoing and promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in reports and documents that we submit to the Securities and Exchange Commission and in other public communications that we make;

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  compliance with applicable governmental laws, rules and regulations;

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  the prompt internal reporting of violations of the code to an appropriate person identified in the code of ethics; and

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  accountability for adherence to the code of ethics.

        In addition, our code of ethics is supplemented by a set of additional provisions applicable to all employees in our Finance organization to promote honesty and integrity in financial matters, including the preparation of our financial statements.

        We have established procedures to ensure that suspected violations of the code may be reported anonymously. A current copy of our code of ethics is available at http://www.phaseforward.com. A copy may also be obtained, free of charge, from us upon a request directed to Phase Forward Incorporated, 77 Fourth Avenue, Waltham, MA 02451, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the code of ethics granted to Board members and officers by posting such information on our website available at http://www.phaseforward.com and/or in our public filings with the Securities and Exchange Commission.

Stock Ownership and Retention Program

        We have a stock ownership and retention program, which generally requires members of the Board of Directors, our chief executive officer and the chief executive officer's direct reports to retain a minimum stock ownership position in the Company equal in value to a multiple, ranging from one to three times their respective annual base compensation. This program was adopted as a good corporate governance practice designed to further align the interests of our management and Board with the interests of our stockholders. Individuals covered under this program are required to achieve compliance with this program by 2012. However, in order to promote increased management and Board member ownership prior to 2012, beginning September 1, 2007, any individual covered under this program who acquires shares via (i) a stock option exercise or (ii) a lapse of restrictions on restricted stock or restricted stock units (net of shares surrendered for payment of taxes) must retain at least 25% of the shares acquired.

Director Evaluations

        The Board of Directors performs annual self-evaluations of its composition and performance, including evaluations of its standing committees and individual evaluations for each Board member. In addition, each of the standing committees of the Board of Directors conducts its own self-evaluation, which is reported to the Board of Directors.

        For more corporate governance information, you are invited to access the Corporate Governance section of our website, which is available under the "Investors" tab at http://www.phaseforward.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

        Our bylaws currently permit our Board of Directors to establish by resolution the authorized number of Board members, and eight Board members are currently authorized. Our amended and restated certificate of incorporation provides that the authorized number of Board members may be changed only by resolution of the Board of Directors. Each Board member is elected annually. There are no staggered terms for the Board members or cumulative voting rights for the stockholders. Dr. Cash has been designated by the Board of Directors as the lead independent Board member. In this role, Dr. Cash serves as chairperson of the independent Board member sessions and assists the Board in assuring effective corporate governance. Upon Dr. Cash's planned departure from the Board, the Board intends to appoint a new lead independent director.

        Our Board of Directors met six times and took action by written consent five times in 2008. All Board members attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors on which they then served during 2008. The Board of Directors retains the authority to engage its own advisors and consultants.

Board Committees

        Our Board of Directors has the following standing committees: Audit and Finance Committee; Management Development and Compensation Committee; and Governance, Nominating and Compliance Committee; each of which operates pursuant to a separate charter adopted by our Board of Directors. A current copy of each charter is available at http://www.phaseforward.com. The charters are reviewed for appropriateness at least annually. Each committee retains the authority to engage its own advisors and consultants. The composition of each committee is as follows:

Name	Audit and Finance Committee	Management Development and Compensation Committee	Governance, Nominating and Compliance Committee
Axel Bichara(1)	X	X
James I. Cash, Jr., Ph.D(1)(2)		X	Chairperson
Richard A. D'Amore(1)	X	X
Gary E. Haroian(1)	Chairperson
Kenneth I. Kaitin, Ph.D(1)			X
Dennis R. Shaughnessy(1)		Chairperson	X

(1)
Messrs. Bichara, D'Amore, Haroian, and Shaughnessy and Drs. Cash and Kaitin each meet the requirements of an independent director within the meaning of the applicable director independence standards of The NASDAQ Stock Market, Inc. and the applicable rules of the Securities and Exchange Commission.

(2)
Upon Dr. Cash's planned departure from the Board, the Board intends to appoint a new Chairman of the Governance, Nominating and Compliance Committee.

        The responsibilities of each committee are summarized below.

  Audit and Finance Committee

        Our Audit and Finance Committee oversees our corporate accounting and financial reporting process. Our Audit and Finance Committee:

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  evaluates the qualifications, independence and performance of the independent registered public accounting firm;

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  determines the engagement of the independent registered public accounting firm;

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  approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

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  monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

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  oversees selection and changes to accounting policies and establishes policies;

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  reviews our financial statements and Management's Discussion and Analysis contained in all reports to the Securities and Exchange Commission;

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  reviews our critical accounting policies and estimates;

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  reviews material communication between our independent registered public accounting firm and management; and

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  discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements.

        Mr. Haroian and Mr. D'Amore are each an "audit committee financial expert" as defined under the applicable rules of the Securities and Exchange Commission.

        Our Audit and Finance Committee met seven times and took action by written consent twice in 2008. The Audit and Finance Committee's report appears elsewhere in this proxy statement.

  Management Development and Compensation Committee

        Our Management Development and Compensation Committee reviews and recommends policy relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the chief executive officer and other senior officers, evaluating the performance of these officers in light of those goals and objectives, and setting compensation of these officers based on such evaluations. The Management Development and Compensation Committee also administers the issuance of stock options and other awards under our stock plans. In addition, the Management Development and Compensation Committee: (i) reviews and evaluates, at least annually, the performance of the committee and its members, including compliance of the committee with its charter; (ii) reviews and approves the policies and procedures for the grant of equity-based awards; and (iii) reviews and discuss with our management the Compensation Discussion and Analysis to be included in our proxy statement or annual report on Form 10-K ("CD&A"), and, based on such review, makes a recommendation to the full Board of Directors as to whether the CD&A should be included in our proxy statement or annual report on Form 10-K. Our Management Development and Compensation Committee met six times and took action by written consent four times in 2008. The Management Development and Compensation Committee's report appears elsewhere in this proxy statement.

  Governance, Nominating and Compliance Committee

        The Governance, Nominating and Compliance Committee oversees all aspects of our corporate governance functions, makes recommendations to our Board of Directors regarding corporate governance candidates to serve as Board members of Phase Forward, recommends such candidates to our Board of Directors and makes other recommendations to our Board of Directors regarding affairs relating to our Board of Directors, including Board member compensation.

        Our Governance, Nominating and Compliance Committee met six times in 2008.

  Special Committees

        From time to time, our Board of Directors may form special committees for specific purposes, such as to consider an acquisition. No special committees were formed in 2008.

Compensation Committee Interlocks and Insider Participation

        As noted above, the Management Development and Compensation Committee of the Board consists of Dr. Cash, and Messrs. Shaughnessy, Bichara and D'Amore. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Management Development and Compensation Committee.

        During the last year, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Management Development and Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Management Development and Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our Board members.

 COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

  Overview

        Our compensation philosophy is based on a desire to balance retention of executive talent with pay for performance-based incentive compensation, which is designed to reward our named executive officers for continued service and our sustained financial and operating performance. We believe that the compensation of our named executive officers should align our executives' interests with those of our stockholders and focus executive behavior on the achievement of both near-term corporate targets as well as long-term business objectives and strategies. It is the responsibility of the Management Development and Compensation Committee of our Board of Directors to administer our compensation practices to ensure that they are competitive and include incentives that are designed to appropriately drive our performance, including our revenue and earnings growth. Our Management Development and Compensation Committee reviews and approves all of our executive compensation policies, including executive officer salaries, bonuses and equity awards, other than for our chief executive officer. The compensation for our chief executive officer is reviewed by the Management Development and Compensation Committee and then recommended to the Board of Directors, who in turn approves the compensation of our chief executive officer.

  Objectives of Our Executive Compensation Programs

        Our compensation programs for our executive officers are designed to achieve the following objectives:

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  attract and retain talented and experienced executives in the highly competitive and dynamic technology and life sciences industries;

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  motivate, reward and retain executives whose knowledge, skills and performance are critical to our success;

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  promote continuity of service for executives whom we believe are in a position to make continued contributions to our success;

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  align the interests of our executives and stockholders by motivating executives to increase stockholder value and reward executives when stockholder value increases;

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  provide a competitive compensation package designed to balance retention and pay for performance and in which a significant portion of total compensation is determined by company financial operating results and the creation of stockholder value;

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  ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

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  foster a shared commitment among executives by coordinating their individual and company goals; and

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  motivate our executives to manage our business to meet our short- and long-term objectives, and reward them for meeting or exceeding these objectives.

        We use a mix of short-term compensation (base salaries and annual cash bonuses) and long-term compensation (restricted stock and restricted stock units) to provide a total compensation structure that is designed to achieve these objectives. We determine the percentage mix of compensation structures we think is appropriate for each of our executive officers. This is not a mechanical process, and the Management Development and Compensation Committee uses its judgment, experience, and the recommendations of our chief executive officer (except for his own compensation) to determine the appropriate mix of compensation for each individual. Our human resources department also supports the efforts of our chief executive officer and the Management Development and Compensation Committee by providing existing compensation data and coordinating the annual compensation review process. Short-term compensation is determined primarily on the basis of comparison to peer group data. The Management Development and Compensation Committee may also take into account executive compensation levels in the context of our overall operating expenses. Long-term compensation is generally determined on the basis of the degree of an executive's responsibility within the Company and his overall performance. In addition, the Management Development and Compensation Committee looks to available third party data assembled by our independent executive compensation consultant.

  Benchmarking

        Overall, our total compensation opportunity is intended to create an executive compensation program that is generally set at competitive levels between the median and the 75th percentile of comparable public companies within our peer group. In addition to peer group market data, our Management Development and Compensation Committee also takes into account factors such as level of responsibility, prior experience, internal equity and individual performance in arriving at final compensation decisions, which in some cases may exceed the 75th percentile of comparable public companies within our peer group.

        For 2008, our Management Development and Compensation Committee retained the services of an independent executive compensation consultant, DolmatConnell & Partners, who assisted us in identifying peer group companies to benchmark appropriate compensation levels for our executive officers. Based on this information, our Management Development and Compensation Committee selected our peer group from companies in a related Standard Industrial Classification, or SIC, code with revenues within a range similar to ours. In consultation with DolmatConnell & Partners, we selected the following 13 companies to serve as our peer group in 2008 for purposes of benchmarking our compensation: Allscripts Healthcare Solutions, Inc., athenahealth, Inc., Blackbaud, Inc., Blackboard, Inc., EPIQ Systems, Inc., eResearchTechnology, Inc., Interwoven, Inc., Macrovision Solutions Corp., NetSuite, Inc., Omnicell, Inc., Quality Systems, Inc., SPSS, Inc. and Tyler Technologies, Inc.

        The Management Development and Compensation Committee also gathered input from the chief executive officer on the performance and contributions of each executive and considered the compensation data provided to it, as well as historical equity incentive award data for each executive, in determining long-term compensation awards to executives.

  Our Executive Compensation Programs

        Our executive compensation primarily consists of base salary, annual cash incentive bonuses, equity award compensation and broad-based benefits programs. Our executive compensation for our senior vice president of worldwide sales also includes annual incentives based on sales.

        As part of our regular review to ensure competitive pay levels for our executives we pay close attention to:

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  the amount of compensation generally paid by our peer group companies to their executives with similar roles and responsibilities;

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  the roles and responsibilities of our named executive officers;

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  the individual experience and skills of, and expected contributions from, our named executive officers;

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  the amount and mix of compensation being paid to our other executives; and

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  the amount and mix of historical compensation paid to our named executive officers.

        Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation and a discussion of the amounts of compensation paid to our named executive officers in 2008 under each of these elements. In the descriptions below, we have identified particular compensation objectives that we have designed elements of our executive compensation to serve; however, we have designed our compensation programs to complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

  Annual Cash Compensation

  Base Salary

        Base salaries are generally targeted to be between the median and the 75th percentile of comparable public companies within our peer group and to be competitive with similar positions at our peer group companies. The base salaries of all executive officers are reviewed annually against peer group data and may be adjusted to reflect individual roles and performance. We may also increase the base salary of an executive officer at other times if a change in the scope of the officer's responsibilities justifies such consideration. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Although base salaries are established in part based on the individual experience, skills and expected contributions of our executives and our executives' performance during the prior year, we do not view base salaries as primarily serving our objective of paying for performance.

        Our named executive officers' base salaries reflect the initial base salaries that we negotiated with each of our executives at the time of his initial employment or promotion and our subsequent adjustments to these amounts, which are approved by the Management Development and Compensation Committee, to reflect market increases, our growth and stage of development, our executives' performance and increased experience, any changes in our executives' roles and responsibilities and other factors. The initial base salaries that we negotiated with our executives were based on our understanding of the market at the time, the individual experience and skills of, and expected contribution from, each executive, the roles and responsibilities of the executive, the base salaries of our existing executives and other factors.

        At its meeting in February 2008, our Management Development and Compensation Committee approved base salary increases for our named executive officers for 2008 as set forth in the following table. In so doing, the Management Development and Compensation Committee also considered where each named executive officer's base salary and total cash compensation stood in relation to similarly positioned officers' base salaries within our peer group and according to survey data.

Name	2008 Base Salary Effective January 1, 2008	% Increase
Robert K. Weiler	$405,000	7%
Rodger Weismann(1)	$300,000	11%
Stephen J. Powell(2)	$337,204	6%
Steven J. Rosenberg	$315,000	15%
D. Ari Buchler	$250,000	14%

    (1)
    Mr. Weismann resigned as the Chief Financial Officer of the Company effective April 2, 2009 and currently serves as a full-time advisor to the Chief Executive Officer.

    (2)
    Mr. Powell is employed by us through our wholly owned subsidiary, Phase Forward Europe Limited, and is compensated in British pounds. For the purposes of this disclosure, we have converted Mr. Powell's compensation to its equivalent value in dollars based on an assumed exchange rate of 0.5338 British pounds/U.S. dollar, which is the average of the 12 monthly rates we used when preparing our 2008 audited income statement. Our source of information for our monthly exchange rates is http://www.x-rates.com.

        Given that our peer group data has shown limited change from 2008, coupled with the desire to place a greater weight on operating performance, our Management Development and Compensation Committee has granted no base salary increase in 2009 and has increased by 5% the cash incentive bonus opportunity for 2009.

        Consistent with our emphasis on pay for performance, each named executive officer has a cash incentive opportunity under either our Management Incentive Plan or our Global Sales Executive Incentive Compensation Plan. The primary objectives of our cash incentive plans are to motivate our executives toward even higher achievement and business results, to tie our executives' goals and interests to ours and our stockholders' and to enable us to attract and retain highly qualified individuals. The bonus target amounts, expressed as a percentage of base salary, are established for executive officers each year. The bonus target amounts for 2008 for each of our named executive officers are set forth below. The Management Development and Compensation Committee may also, in its discretion, award bonuses to our named executive officers based upon such other terms and conditions as the Management Development and Compensation Committee may determine. Discretionary bonuses awarded in 2008 are described below under "Discretionary Bonuses."

        All of our named executive officers participated in the 2008 Management Incentive Plan. Our named executive officers participating in the plan were eligible to receive cash incentive bonuses based upon the attainment of the quarterly targets for our operating income before amortization of intangibles, stock-based compensation expenses, acquired deferred revenue and backlog adjustment, lease exit costs, and bonuses accrued under the 2008 Management Incentive Plan. This metric was selected because the Company believes it focuses our named executive officers on Company profitability and achieving and exceeding the Company's annual budget for operating profits. The 2008 Management Incentive Plan provided our named executive officers participating in the plan with an opportunity to earn a cash bonus at the targets described below, expressed as a percentage of their respective 2008 base salaries based on the attainment of specified corporate profitability goals.

Name and Principal Position	Target Bonus as a % of 2008 Base Salary
Robert K. Weiler President, Chief Executive Officer and Chairman of the Board of Directors	100%
Rodger Weismann(1) Senior Vice President, Chief Financial Officer and Treasurer	50%
Stephen J. Powell Senior Vice President, Worldwide Sales	36%
Steven J. Rosenberg Senior Vice President	65%
D. Ari Buchler Senior Vice President, General Counsel and Secretary	50%

    (1)
    Mr. Weismann resigned as the Chief Financial Officer of the Company effective April 2, 2009 and currently serves as a full-time advisor to the Chief Executive Officer.

        Attainment of the corporate profitability goals was measured quarterly, and bonuses were paid in February 2009. Each quarter's contribution to the final bonus amount determination was weighted as follows: 10% for the first quarter; 15% for the second quarter; 30% for the third quarter; and 45% for the fourth quarter. The targets for each quarter were as follows: $6.0 million for the first quarter; $6.8 million for the second quarter; $8.3 million for the third quarter; and $9.4 million for the forth quarter. To the extent that we were to exceed the corporate profitability goals, the respective bonus amounts could have been increased up to a cap of 200% of the target bonus, provided, however, that no bonus could have been earned in a quarter if achievement was below a threshold of 80% of the targeted financial goals for the applicable quarter. Based on our performance in 2008, the 2008 payout for each of the participants in the 2008 Management Incentive Plan was 112% of the bonus targets.

        In addition to participation in the 2008 Management Incentive Plan, our senior vice president of worldwide sales, Stephen Powell, participated in the 2008 Global Sales Executive Incentive Compensation Plan (the "2008 Sales Executive Plan"). The 2008 Sales Executive Plan provided Mr. Powell with a base salary of £180,000 and a targeted variable compensation of £130,000, for a total earnings target of £310,000. Half of the targeted variable compensation was subject to the attainment of the profitability goals under the 2008 Management Incentive Plan as described above and half of the targeted variable compensation was subject to the attainment of specified annual corporate bookings goals. The target financial performance metrics established by the Management Development and Compensation Committee under the 2008 Sales Executive Plan are based on our historical operating results and growth rates as well as our expected future results, and are designed to require significant effort and operational success on the part of our executives and the Company. As discussed below, the financial performance metrics established by the Management Development and Compensation Committee under the 2008 Sales Executive Plan have historically been difficult to achieve and are designed to represent outstanding performance that the Committee believes should be rewarded. Variable compensation components earned under the 2008 Sales Executive Plan were to be paid annually, except that partial advance payments were permissible for the bookings component under certain circumstances, subject to reconciliation at year-end. Variable compensation based on corporate profitability objectives were to be measured and paid in accordance with the 2008 Management Incentive Plan. To the extent that we were to exceed the 2008 corporate profitability goals and/or the bookings goals, the targeted variable compensation could have been increased up to an aggregate cap of 250%. Mr. Powell's 2008 bonus under the 2008 Sales Executive Plan was 110% of his target bonus, consisting of £72,995 for the profitability component and £91,262 for the bookings component, and the Management Development and Compensation Committee approved this payout in February 2009.

        The performance goals established by our Management Development and Compensation Committee under the 2008 Management Incentive Plan and the 2008 Sales Executive Plan are based on our historical results, and are designed to require significant effort and success on the part of the Company and our executives. For example, 2007 and 2006 payouts represented 106% and 92%, respectively, of the bonus targets under the Management Incentive Plan in those years. Although the 2007 payout under the Sales Executive Plan represented 175% of the bonus target for that year, actual performance under the plan reflected significant achievement over a double-digit growth target as compared to actual bookings in the prior year.

        On February 10, 2009, we adopted the Phase Forward Incorporated Management Incentive Plan (the "New Management Plan"), effective as of January 1, 2009. The New Management Incentive Plan is intended to recognize and reward the achievement of our financial performance goals. The New Management Incentive Plan replaces our prior 2008 Management Incentive Plan and 2008 Global Sales Executive Incentive Compensation Plan for periods on and after January 1, 2009. The New Management Incentive Plan provides our named executive officers and certain other employees with an opportunity to earn a cash bonus at a target amount equal to a percentage of their respective annual base salaries, which will vary according to the participant's position, based on the attainment of specified corporate performance goals determined by the Management Development and Compensation Committee each year. The actual dollar award may exceed the target payout in the event of over-achievement of performance goals subject to a maximum of 200% of the employee's bonus opportunity; provided, however, such limitation may be up to 300% for any performance targets based on bookings, sales quotas or similar sales metrics. The Management Development and Compensation Committee has selected the financial and operational metric for 2009, which will be our operating income before amortization of intangibles, stock based compensation expenses, acquired deferred revenue and backlog adjustment, and bonuses accrued under the New Management Plan

  Discretionary Bonuses

        Our Management Development and Compensation Committee exercised discretion to award an additional cash bonus of $47,000 to each of Messrs. Weismann, Rosenberg, and Buchler. The discretionary awards, which were made upon the recommendation of Mr. Weiler, are in recognition of the extraordinary contributions that these individuals made to the Company's performance during 2008.

  Equity Awards

        We grant equity incentive awards in the form of restricted stock and restricted stock units to our named executive officers as part of our total compensation package. Consistent with our objective of retaining talented and motivated executives through the use of service-based equity incentive compensation, these awards represent a significant portion of total executive compensation. While we have not awarded performance-based equity compensation in the past, we have granted service-based options which vest in full after seven years of service, subject to acceleration for achievement of performance milestones. We use equity awards to align the interests of our executives and our stockholders by providing our executives with strong incentives to increase stockholder value and a significant reward for doing so. Prior to 2006, we primarily used stock options, which derive value exclusively from increases in stockholder value. Starting in 2006, based in part on our assessment of the impact of Statement of Financial Accounting Standards No. 123(R), or SFAS 123(R), we moved to the use of restricted stock and restricted stock units and stopped the use of stock options. Our decisions regarding the amount and type of equity award and relative weighting of these awards among total executive compensation were based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion. We typically make grants of equity incentive awards to our executive officers on an annual basis generally at the same time that we review and revise the executive compensation structure. In 2008, we considered a number of factors in determining the amount of equity awards to grant to our executives, including:

  •
  the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by our executives;

  •
  the vesting schedule of the unvested stock options, restricted stock award and restricted stock units held by our executives; and

  •
  the amount and percentage of our total equity on a diluted basis held by our executives.

        Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our Company. Stock options are earned on the basis of continued service to us and generally vest over four years, beginning with one-fourth vesting one year after the date of grant, then pro-rata vesting monthly thereafter. Stock option awards are made pursuant to our 2004 Stock Option and Incentive Plan. See also "Potential Benefits Upon a Change in Control or Following Certain Termination Events" for a discussion of the acceleration events related to stock options.

        Awards of restricted stock and restricted stock units provide our executive officers with shares of our common stock by entering into a restricted stock or restricted stock unit award agreement, as applicable. Similar to stock options, shares of restricted stock are earned on the basis of continued service to us and generally vest over four years. The vesting schedules for each of our named executive officers vary, and we have described the vesting schedule for each of our named executive officers below. Awards of restricted stock and restricted stock units are granted pursuant to our 2004 Stock Option and Incentive Plan. These awards are subject to vesting periods tied to continued employment with the Company.

        Generally, each restricted stock unit vests 50%, 75% and 100% on each of the second, third and fourth anniversary after the date of grant, with acceleration of vesting provided upon certain events including up to full acceleration upon certain terminations of employment within 12 months following a change in control of the Company. We believe that the initial 2-year restricted stock unit vesting period is longer than is typical for similar companies, and that it serves to retain and motivate our executives on a longer-term basis than would be the case with a shorter initial vesting period. Consistent with our belief that longer vesting periods serve to retain and motivate our executives, a 400,000 share award of restricted stock granted to Mr. Weiler in 2006 is subject to an even longer vesting schedule. These shares of restricted stock are subject to vesting at a rate of 25%, 50%, and 100% on each of the third, fourth and fifth anniversary after the date of grant.

        See also "Potential Benefits Upon a Change in Control or Following Certain Termination Events" for a discussion of the acceleration events related to our equity-based awards.

  Equity Grant Practices

        In 2006, we voluntarily engaged a third party, Control Solutions, Inc., to confirm the appropriateness of our historical practices related to the issuance of stock options and awards since our initial public offering in July 2004. At the conclusion of its review, Control Solutions issued a report confirming the appropriateness of our historical practices and verifying that we have not engaged in inappropriate equity grant practices, such as stock options backdating, spring loading option grants, manipulating hire dates or issuing grants retroactively.

        In 2008, we adopted an equity award grant policy that formalizes how we grant equity awards by providing that grants will generally be made at regularly scheduled meetings, outlining grant approval requirements and specifying how awards are priced. Under this policy, awards are generally priced on the 15th day following the date of the meeting at which the award was approved (or the effective date of a written consent); provided, that if the 15th day following the meeting or consent date falls on a day that is not a business day, then the effective grant date will be the first business day to occur thereafter. We believe that this equity grant policy reinforces the effectiveness of our internal control over the equity grant process. For additional information, see the description of our program regarding stock retention described in this proxy statement under the heading "Corporate Governance Principles and Board Matters."

  Other Compensation

        All of our executive officers are also eligible for benefits offered to employees generally, including life, health, disability and dental insurance and our 401(k) plan. All of our named executive officers, other than Stephen Powell, are parties to an executive agreement which provides for certain severance benefits that may be triggered as a result of the termination of the executive officer's employment under certain circumstances. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits and perquisites for our executive officers. The Management Development and Compensation Committee in its discretion may revise, amend or add to the officer's executive benefits and perquisites if it deems it advisable. We do not believe it is necessary for the attraction or retention of management talent to provide the officers with a substantial amount of compensation in the form of perquisites. In 2008, the only material perquisites we provided were to Mr. Powell as described in footnote 6 to the Summary Compensation Table, below.

        We have a corporate golf club membership in the name of Phase Forward to be used for business purposes, including corporate meetings and related events. Under the terms of the membership, we are permitted to designate three individuals to use the club facilities. In addition to one individual who is not a named executive officer, Messrs. Weiler and Weismann are currently our designees. We are permitted to change the corporate designees by paying a nonrefundable redesignation fee. Any personal benefit any of our named executive officers may have derived from the use of the membership is less than $10,000 and the amount thereof has therefore not been included in the compensation shown in the Summary Compensation Table. Expenses related to the use of the golf club for non-business related activities are not reimbursable and are at the individual user's expense.

  Determining Compensation for Our President and Chief Executive Officer in 2008

        At the beginning of each year, Mr. Weiler develops the objectives that he believes need to be achieved for the Company to be successful, which he then reviews with the Management Development and Compensation Committee for the corollary purpose of establishing how his performance will be assessed. These objectives are derived largely from the Company's annual financial and strategic planning sessions, during which in-depth reviews of the Company's growth opportunities are analyzed and goals are established for the upcoming year. They include both quantitative financial measurements and qualitative strategic and operational considerations and are focused on the factors that Mr. Weiler and the Board believe create long-term shareholder value. In determining Mr. Weiler's compensation for 2008, the Management Development and Compensation Committee considered the achievement of our corporate goals and objectives, including the performance targets related to the Company's financial and operational metrics. We believe that Mr. Weiler's total compensation is closely connected with the Company's objective to reward, align, motivate and challenge Mr. Weiler to lead the Company successfully. Under Mr. Weiler's leadership, the Company has received significant recognition, including being named by the World Economic Forum as a 2009 Technology Pioneer, while our financial performance has enjoyed consistent growth. Revenues have grown at a compound annual growth rate of 23% since 2004. During the same period, operating income before amortization of intangibles, stock based compensation expenses, acquired deferred revenue and backlog adjustment, lease exit costs, and bonuses has grown at a compound annual growth rate of 46%. In addition, Mr. Weiler had another successful year developing and retaining leaders, managing a key leadership transition in our human resources function with the addition to Russell Campanello to our senior management team.

  Determining Compensation for Our Other Named Executives in 2008

        Each other named executive officer is a leader of at least one individual function and a senior vice president of the Company. As part of the executive management team, they report directly to Mr. Weiler, who assesses their performance. Like Mr. Weiler, the performance of each of our other named executive officers is based on the achievement by the Company of its performance objectives, which include both quantitative financial measurements and qualitative strategic and operational considerations affecting the Company and the function or functions that the named executive leads. The performance objectives of each function of the Company are tailored to support the achievement of the Company's overall performance objectives. Upon completing his assessment, Mr. Weiler then makes an initial compensation recommendation to the Management Development and Compensation Committee for each named executive, with the advice of our Senior Vice President of Human Resources. The named executives do not play a role in their compensation determination, other than discussing their function's contribution to the achievement of the Company's overall performance objectives.

        In determining the compensation for 2008 for our other named executives, the Management Development and Compensation Committee considered their respective performances against the Company's goals and objectives as determined by Mr. Weiler and our Board of Directors and as discussed in more detail above. Our executives' total compensation packages for 2008 reflect our philosophy of aligning pay with performance and rewarding top talent. The base salary of each of our named executive officers was increased in 2008 to ensure it was aligned with the market. The corresponding increase in cash incentive bonus opportunity, which is measured as a percentage of base salary, is designed to place a larger percentage of each named executive officer's compensation "at-risk"—which means that our named executives officers' compensation varies year on year depending on our achievement of its financial objectives. The increase in long-term incentive awards, which for fiscal year 2008 consisted of restricted stock units ("RSUs"), represent the largest element of pay for senior executives in order to encourage creation of value for our stockholders by directly tying executive compensation to our success and our stockholders' interests.

  Summary Compensation Table

        The following table sets forth certain information with respect to compensation for the year ended December 31, 2008, 2007 and 2006 earned by or paid to our chief executive officer, chief financial officer and our three other most highly compensated executive officers, who are referred to herein as the named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Nonqualified Deferred Compensation Earnings	All Other Compensation (4)		Total
Robert K. Weiler	2008	$405,000	—	$1,318,839	$38,493	$454,815	—	—		$2,217,147
President, Chief	2007	$370,000	—	$1,079,908	$56,866	$322,240	—	—		$1,829,014
Executive Officer	2006	$340,000	—	$552,237	$69,989	$234,600	—	—		$1,196,826
and Director

Rodger Weismann(5)	2008	$300,000	$47,000	$477,049	$283,642	$168,450	—	—		$1,276,141
Senior Vice President,	2007	$265,002	—	$325,252	$341,680	$143,100	—	—		$1,075,034
Chief Financial Officer	2006	$250,008	—	$165,611	$341,680	$92,000	—	—		$849,299
and Treasurer

Stephen J. Powell	2008	$337,204	—	$297,787	$71,328	$307,713	—	$104,083	(7)	$1,181,115
Senior Vice President of	2007	$335,739	—	$173,967	$76,973	$419,725	—	$82,643		$1,089,047
Worldwide Sales(6)	2006	$293,632	—	$51,765	$75,713	$326,578	—	$72,872		$820,560

Steven J. Rosenberg	2008	$315,000	$47,000	$439,823	$15,398	$229,934	—	—		$1,047,155
Senior Vice President	2007	$268,750	—	$290,827	$44,559	$145,750	—	—		$749,886
	2006	$250,000	—	$129,413	$38,260	$92,000	—	—		$509,673

D. Ari Buchler	2008	$250,000	$47,000	$351,069	$7,698	$140,375	—	—		$796,142
Senior Vice President	2007	$215,000	—	$236,453	$11,373	$116,600	—	—		$579,426
and General Counsel	2006	$200,000	—	$115,007	$13,998	$64,400	—	—		$393,405

(1)
Represents stock-based compensation expense for the year for restricted stock awards and restricted stock units. Stock-based compensation expense for these awards was calculated in accordance with SFAS 123(R) and is being amortized over the vesting period of the restricted stock awards and restricted stock units. The amounts reflected in this table exclude the estimate of forfeitures applied by us under SFAS 123(R) when recognizing stock-based compensation expense for financial statement reporting purposes in the reported years. Stock-based compensation expense for restricted stock awards and restricted stock units is calculated based on the closing price of our common stock on the date of grant.

(2)
Represents stock-based compensation expense for the year for stock option awards to purchase shares of our common stock calculated in accordance with SFAS123(R) and amortized over the vesting period of the stock options. The amount reflected in this table excludes the estimate of forfeitures applied by us under SFAS No. 123(R) when recognizing stock-based compensation expense for financial statement reporting purposes in the year. The following table sets forth the FAS 123(R) assumptions used in 2004 through 2008 in the calculation of the stock awards and option awards presented in our "Summary Compensation Table".

	Year Ended December 31,
	2004	2005	2006(1)	2007(1)	2008(1)
Risk-free interest rate	3.66%	4.06%	N/A	N/A	N/A
Expected dividend yield	—	—	N/A	N/A	N/A
Expected life (years)	5.69	4.12	N/A	N/A	N/A
Expected volatility	42%	59%	N/A	N/A	N/A

        (1)    No stock options were granted to our named executive officers in 2006, 2007 or 2008.

(3)
Represents cash incentive awards earned for the year and paid in the following year. With respect to Mr. Weiler, Mr. Weismann, Mr. Rosenberg and Mr. Buchler, these cash incentive awards were authorized under our Management Incentive Plan for the applicable reported year. Mr. Powell's cash incentive award was authorized under the 2008 Global Sales Executive Incentive Compensation Plan for the applicable reported year. All plans were approved by our Management Development and Compensation Committee. The awards are described in more detail above in the section entitled "Cash Incentive Bonuses".

(4)
Excludes participation in medical and certain other benefits received by the named executive officers that are available generally to all of our employees.

(5)
Mr. Weismann resigned as the Chief Financial Officer of the Company effective April 2, 2009 and currently serves as a full-time advisor to the Chief Executive Officer.

(6)
Mr. Powell is employed by us through our wholly owned subsidiary, Phase Forward Europe Limited, and is compensated in British pounds. For the purposes of this disclosure, we have converted Mr. Powell's compensation to its equivalent value in dollars based on an assumed exchange rate of 0.5449 British pounds/U.S. dollar for 2006, 0.4989 British pounds/U.S. dollar for 2007 and 0.5338 British pounds/U.S. dollar for 2008, which is the average of the 12 monthly rates we used in each year when preparing our audited income statement. Our source of information for our monthly exchange rates is http://www.x-rates.com.

(7)
Represents (i) $28,100 for a car allowance which is payable to Mr. Powell on a monthly basis; (ii) $50,581 towards a pension vehicle of Mr. Powell's choosing; (iii) $562 for a gymnasium membership subsidy; (iv) $828 for medical-related expenses; and (v) $24,011 in personal travel perquisites, including amounts to cover the associated tax liability incurred by Mr. Powell with respect to this perquisite. We have converted these items to their equivalent value in dollars based on an assumed exchange rate of 0.5338 British pounds/U.S. dollar.

Grants of Plan-Based Awards

        The following table sets forth certain information regarding the terms of grants of our plan-based awards under our incentive plans made by us to the named executive officers during 2008.

Grants of Plan-Based Awards

						All other Stock Awards: Number of Shares of Stock or Units(5)	All other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Stock and Option Awards (per share)	Grant Date Fair Value of Stock and Option Awards
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)
	Grant Date(1)	Action Date(2)
Name			Threshold(3)	Target	Maximum
Robert K. Weiler	3/14/2008	2/28/2008	—	—	—	60,000	—	—	$1,047,000
	—	—	$20,250	$405,000	$810,000	—	—	—	—

Rodger Weismann(4)	3/14/2008	2/28/2008	—	—	—	30,000	—	—	$523,500
	—	—	$7,500	$150,000	$300,000	—	—	—	—

Stephen J. Powell(5)	3/14/2008	2/28/2008	—	—	—	30,000	—	—	$523,500
	—	—	$12,177	$243,537	$608,843		—	—	—

Steven J. Rosenberg	3/14/2008	2/28/2008	—	—	—	38,000	—	—	$663,100
	—	—	$10,238	$204,750	$409,500	—	—	—	—

D. Ari Buchler	3/14/2008	2/28/2008	—	—	—	30,000	—	—	$523,500
	—	—	$6,250	$125,000	$300,000	—	—	—	—

(1)
"Grant Date" applies only to equity incentive awards.

(2)
Under our equity grant practices, awards are generally priced on the 15th day following the date of the Board meeting at which the award was approved (or the effective date of a written consent).

(3)
Minimum payout upon achievement of 80% of the Company's targeted financial goal for the first quarter of 2008.

With respect to Mr. Weiler, Mr. Weismann, Mr. Rosenberg and Mr. Buchler, these non-equity incentive compensation estimates were established under our 2008 Management Incentive Plan. With respect to Mr. Powell, these non-equity incentive compensation estimates were established under our 2008 Global Sales Executive Incentive Compensation Plan. The payouts shown in the table were based on performance in 2008, which has now occurred. Thus, the amounts shown in the columns with the headings "Threshold", "Target" and "Maximum" reflect the range of potential payouts when the performance goals were set in early 2008. See the Summary Compensation Table for actual bonuses earned by our named executive officers in 2008, which were paid in 2009.

(3)
Represents restricted stock units awarded in 2008. The vesting schedules for these grants are described above in the section above titled "Equity Awards".

(4)
Mr. Weismann resigned as the Chief Financial Officer of the Company effective April 2, 2009 and currently serves as a full-time advisor to the Chief Executive Officer.

(5)
Mr. Powell is employed by us through our wholly owned subsidiary, Phase Forward Europe Limited, and is compensated in British pounds. For the purposes of this disclosure, we have converted Mr. Powell's compensation to its equivalent value in dollars based on an assumed exchange rate of 0.5338 British pounds/U.S. dollar, which is the average of the 12 monthly rates we used when preparing our 2008 audited income statement. Our source of information for our monthly exchange rates is http://www.x-rates.com.

  Outstanding Equity Awards

        The following table sets forth certain information regarding the stock option grants and restricted stock awards and restricted stock units to the named executive officers outstanding at the end of 2008.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested(1)	Market value of shares or units of stock that have not vested(2)
Robert K. Weiler	—	—	—	—	—	500,000	$6,260,000
	741,667	—	—	$3.00	10/16/2012	—	—
	93,750	31,250	—	$6.30	2/16/2015	—	—
Rodger Weismann(3)	—	—	—	—	—	65,900	$825,068
	130,000	—	—	$7.55	10/29/2014	—	—
Stephen J. Powell	—	—	—	—	—	75,000	$939,000
	3,334	5,000	—	$6.62	3/7/2015	—	—
	—	—	—	$6.30	2/16/2015	—	—
Steven J. Rosenberg	—	—	—	—	—	98,500	$1,233,220
		12,500	—	$6.30	2/16/2015	—	—
D. Ari Buchler	—	—	—	—	—	52,500	$657,300
	6,250	—	—	$6.00	3/2/2014	—	—
	6,250	6,250	—	$6.30	2/16/2015	—	—

(1)
Represents shares of restricted stock awarded in 2006 and restricted stock units awarded in 2007 and 2008. The vesting schedules for these grants are described above in the section above titled "Equity Awards".

(2)
The closing price of our stock on the NASDAQ Global Select Market on December 31, 2008 was $12.52.

(3)
Mr. Weismann resigned as the Chief Financial Officer of the Company effective April 2, 2009 and currently serves as a full-time advisor to the Chief Executive Officer.

  Option Exercises and Stock Vested

        The following table provides information, for the named executive officers, on stock options exercised and stock awards vested during 2008, including the number of shares acquired upon exercise and the value realized.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Robert K. Weiler	—	—	—	—
Rodger Weismann(1)	60,000	$565,000	12,600	$209,790
Stephen J. Powell	19,166	$222,475	15,000	$249,750
Steven J. Rosenberg	12,500	$159,375	37,500	$624,375
D. Ari Buchler	—	—	40,000	$666,000

(1)
Mr. Weismann resigned as the Chief Financial Officer of the Company effective April 2, 2009 and currently serves as a full-time advisor to the Chief Executive Officer.

  Pension Benefits

        None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

  Nonqualified Deferred Compensation

        None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

  Potential Benefits Upon a Change in Control or Following Certain Termination Events

  Severance and Change in Control Arrangements in General

        Each of our executive officers, other than Stephen Powell, has signed an executive agreement which provides that, in the event that we terminate his employment other than for cause (as defined in each executive agreement), we will make severance payments equal to 50% of such person's annual base salary and, in the discretion of our chief executive officer, an amount representing variable compensation that such person would have been entitled to receive under our variable compensation plans but for the termination of his employment, as well as certain continued health benefits.

        In addition, these executive agreements provide that if we experience a change in control (as defined in each executive agreement) and the employment of such officer is terminated without cause, or if such officer terminates his employment for certain reasons, generally referred to as "good reason", including a substantial reduction in salary or bonus or geographic movement during the one-year period following the change in control, then all unvested stock options held by such officer become fully-vested and immediately exercisable and such officer is entitled to severance payments equal to 100% of his annual base salary and 50% of such officer's annual bonus, as well as certain continued health benefits. The agreements also provide that all options granted to each officer under our 2004 Stock Option and Incentive Plan will have their vesting accelerated by 25% upon a change in control, which would be additional to the 25% acceleration of vesting otherwise triggered by our 2004 Stock and Incentive Plan. For additional discussion of acceleration of vesting outside of the terms of the 2004 Stock and Incentive Plan, please see the section below titled "Automatic Acceleration of Vesting Upon a Change in Control or Following Certain Termination Events".

        Our 2004 Stock Option and Incentive Plan provide that all stock options granted thereunder will have their vesting accelerated by 25% upon certain changes in control. Our grants of restricted stock are awarded under our 2004 Stock Option and Incentive Plan, but are subject to independently-determined vesting and acceleration schedules, which are described herein.

        Phase Forward Europe Limited, our wholly-owned subsidiary, entered into an employment agreement, effective April 1, 2002, with Stephen Powell, our senior vice president of worldwide sales, which provides generally for 12 months of notice by either party or payment in lieu of notice by us to Mr. Powell in the event of a termination of his employment without cause. Mr. Powell's agreement does not provide a right to resign with good reason following a change in control.

  Cash Payments Following Certain Termination Events

        Assuming the employment of our executive officers was terminated involuntarily or such officers (other than Mr. Powell) resigned with good reason following a change in control or were otherwise terminated without cause (not in connection with a change in control) on December 31, 2008, our named executive officers would be entitled to cash payments in the amounts set forth opposite their names in the below tables, subject to any deferrals required under Section 409A of the Internal Revenue Code of 1986, as amended. Mr. Powell's executive agreement provides that he is entitled to either 12 months notice prior to termination of employment or payment in lieu of notice consisting of the equivalent of 12 months of base salary, car allowance, pension and life and health insurance benefits. Accordingly, the amounts set forth opposite his name in the below table reflect the payments Mr. Powell would receive on termination without notice as of December 31, 2008. Mr. Powell's agreement does not provide a right to resign with good reason following a change in control.

	Cash Payments to Named Executive Officers Following an Involuntary Termination Following a Change in Control or Resignation for Good Reason Following a Change in Control				Cash Payments to Named Executive Officers Following a Termination Without Cause, Not Due to a Change in Control
Name	Cash Severance	Bonus	Medical Continuation	Other	Cash Severance	Bonus(1)	Medical Continuation	Other
Robert K. Weiler	$405,000	$202,500	$18,674	—	$202,500	—	$9,337	—
Rodger Weismann(2)	$300,000	$75,000	$13,038	—	$150,000	—	$6,519	—
Stephen J. Powell(3)	$337,205	—	$3,277	$78,681	$337,205	—	$3,277	$78,681
Steven J. Rosenberg	$315,000	$102,375	$18,674	—	$157,500	—	$9,337	—
D. Ari Buchler	$250,000	$62,500	$17,218	—	$125,000	—	$8,609	—

(1)
Under the executive agreements (other than Mr. Powell's), in the discretion of our chief executive officer, an executive terminated without cause may be paid an amount representing variable compensation that such executive would have been entitled to receive under our variable compensation plans but for the termination of his employment.

(2)
Mr. Weismann resigned as the Chief Financial Officer of the Company effective April 2, 2009 and currently serves as a full-time advisor to the Chief Executive Officer.

(3)
Mr. Powell is employed by us through our wholly owned subsidiary, Phase Forward Europe Limited, and is compensated in British pounds. For the purposes of this disclosure, we have converted Mr. Powell's compensation to its equivalent value in dollars based on an assumed exchange rate of 0.5338 British pounds/U.S. dollar, which is the average of the 12 monthly rates we used in 2008 when preparing our audited income statement. Our source of information for our monthly exchange rates is http://www.x-rates.com. Amounts shown in the "Other" column for Mr. Powell include potential payments to Mr. Powell representing the equivalent of 12 months of the following benefits: (i) $28,100 for car allowance and (ii) $50,581 for pension contribution

  Automatic Acceleration of Vesting Upon a Change in Control or Following Certain Termination Events

        As described above, certain terms of our executive agreements with our executive officers (other than Mr. Powell), and our stock option and incentive plans provide that the stock options, restricted stock and restricted stock units held by each of our executive officers may be subject to accelerated vesting upon certain events, including a change in control, termination without cause or resignation for good reason, and death or total disability. The following table provides the intrinsic value (that is, the value based upon our stock price on December 31, 2008, and in the case of options, minus the exercise price) of equity awards that would become exercisable or vested as a result of these acceleration events as of December 31, 2008.

 Automatic Acceleration of Vesting Upon a Change in Control
or Following Certain Termination Events

	Acceleration Events Due to a Change in Control				Acceleration Events Independent of a Change in Control
	Upon a Change in Control		Involuntary Termination or Resignation For Good Reason During the Twelve Month Period Following a Change in Control(1)		Death or Disability(2)		Termination Without Cause or Resignation For Good Reason
Name	Market Value of Stock Options (3)	Market Value of Restricted Stock and Restricted Stock Units (3)(4)	Market Value of Stock Options	Market Value of Restricted Stock and Restricted Stock Units (3)(5)	Market Value of Stock Options	Market Value of Restricted Stock and Restricted Stock Units (6)	Market Value of Stock Options	Market Value of Restricted Stock and Restricted Stock Units (7)
Robert K. Weiler	$194,375	$4,189,580	—	$2,070,420	—	$4,189,580	—	$2,874,817
Rodger Weismann(8)	—	$568,108	—	$256,960	—	$568,108	—	$386,292
Stephen J. Powell	$45,050	$477,250	—	—	—	—	—	—
Steven J. Rosenberg	$77,750	$822,789	—	$410,431	—	$822,789	—	$514,547
D. Ari Buchler	$38,875	$400,340	—	$256,960	—	$400,340	—	$267,327

        All market values reflected in the above table are based on the $12.52 closing price of our stock on the NASDAQ Global Select Market on December 31, 2008. All computations have been made in accordance with the terms of the respective award agreements with our named executives.

(1)
Mr. Weiler's, Mr. Weismann's, Mr. Rosenberg's and Mr. Buchler's executive agreements generally define an "Involuntary Termination Following a Change in Control or Resignation for Good Reason Upon Change in Control" as a termination of employment without cause at any time within the period beginning on the date that is forty-five (45) days prior to the public announcement of the signing of a definitive agreement regarding a change in control and ending on the first anniversary of the effective date of a change in control, but does not include termination (a) for cause, (b) as a result of the executive's disability or death or (c) resignation by the executive, except is if such executive terminates his employment for "good reason." "Good reason" includes (i) the substantial reduction of such named executive officer's (1) aggregate base salary, (2) incentive pay eligibility, or (3) the benefits for which such named executive officer was eligible, in each case, in effect immediately prior to a change in control; unless, however, in the case of subclause (3) only, such reduction is due to an across-the-board reduction applicable to all senior executives of the Company and any successor, and the benefits available to such named executive officer after such across-the-board reduction are no less favorable than those available to similarly-situated executives of our Company and such successor; (ii) the permanent relocation of such named executive officer's primary workplace to a location more than thirty (30) miles away from such named executive officer's workplace in effect immediately prior to a change in control; or (iii) the failure of any successor to, or assignee of, our Company to assume the duties and obligations of our Company under such executive agreement.

(2)
Under the terms of the award agreements for restricted stock ("RSAs") and restricted stock units ("RSUs") for each of Mr. Weiler, Mr. Weismann, Mr. Rosenberg and Mr. Buchler, "Disability" generally means any physical or mental disability that renders an executive unable to perform his/her essential job responsibilities for a cumulative period of 180 days in any 12-month period, where such disability cannot be reasonably accommodated absent undue hardship.

(3)
As described under the heading "Potential Benefits Upon a Change in Control or Following Certain Termination Events", our 2004 Stock Option Plan each provide that 25% of the options granted to each of our named executive officers will automatically vest following a change in control. In addition, except for Mr. Powell, each of our named executive officers has entered into an executive agreement providing for the automatic acceleration of an additional 25% of all equity awards granted to such executive under our 2004 Stock Option Plan following a change in control. As a condition to receiving a RSA or RSU, each named executive officer waived any rights he may have had under his executive agreement with respect to any accelerated vesting of any RSAs and RSUs in the event of any change in control, instead electing the acceleration provisions contained in such executive's award agreements for RSAs and RSUs, as described in footnotes 4 through 7, below.

(4)
Determined by multiplying the number of shares subject to the award by the product of a pre-determined acceleration percentage and the number of full months that have elapsed since the date of grant, plus a pre-determined number of additional months, less the number of shares that have previously vested. The following table describes the variables applicable to each individual's awards:

	Pre-Determined Acceleration Percentage
			Additional Months
Name	RSAs	RSUs
Robert K. Weiler	1.667%	2.083%	12
Rodger Weismann	2.778%	2.083%	12
Stephen J. Powell	2.083%	2.083%	6
Steven J. Rosenberg	2.083%	2.083%	12
D. Ari Buchler	2.778%	2.083%	12
(5)
Under the terms of each of Mr. Weiler's, Mr. Weismann's, Mr. Rosenberg's and Mr. Buchler's RSAs and RSUs, 100% of all outstanding RSAs and RSUs held by each such named executive officer will automatically vest in the event that within the 12-month period following a change in control, such named executive officer is terminated for any reason other than cause, death, or disability or such named executive officer notifies the Company in writing of his resignation within sixty (60) days after any event constituting "good reason", as described in footnote 1 above, and describes with reasonable specificity such event. The amounts reflected in this column are limited to the effect of accelerated vesting resulting from the events described in this footnote. Accordingly, these amounts exclude the prior effect of any accelerated vesting that would have been triggered upon a change of control, which are described in the column captioned "Upon a Change in Control."

(6)
Determined by multiplying the number of shares subject to the award by the product of a pre-determined acceleration percentage and the number of full months that have elapsed since the date of grant, plus (in certain cases) a pre-determined number of additional months, less the number of shares that have previously vested. The following table describes the variables applicable to each individual's awards:

	Pre-Determine Acceleration Percentage
			Additional Months
Name	RSAs	RSUs
Robert K. Weiler	1.667%	2.083%	12
Rodger Weismann	2.778%	2.083%	12
Steven J. Rosenberg	2.083%	2.083%	12
D. Ari Buchler	3.333%	2.083%	12	*

      *
      RSUs only.

(7)
Determined by multiplying the number of shares subject to the award by the product of a pre-determined acceleration percentage (described in footnote 6 above) and the number of full months that have elapsed since the date of grant, less the number of shares that have previously vested.

(8)
Mr. Weismann resigned as the Chief Financial Officer of the Company effective April 2, 2009 and currently serves as a full-time advisor to the Chief Executive Officer.

Compliance with Internal Revenue Code Section 162(m)

        In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended, we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder. We have considered the limitations on deductions imposed by Section 162(m) of the Internal Revenue Code, and it is our present intention that, for so long as it is consistent with the Management Development and Compensation Committee's overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m).

Compensation Committee Report for the Year Ended December 31, 2008

        The following Report of the Management Development and Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any filing under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, except to the extent that Phase Forward specifically incorporates it by reference into such filing.

        In fulfilling its oversight responsibilities, the Management Development and Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

        In reliance on the review and discussion referred to above, the Management Development and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's proxy statement to be filed in connection with the Company's 2009 Annual Meeting of Stockholders and be incorporated by reference in our Annual Report on Form 10-K for fiscal 2008.

                      Respectfully submitted by the Management
                      Development and Compensation Committee,
                      Dennis R. Shaughnessy (Chairman)
                      Richard A. D'Amore
                      Axel Bichara
                      James I. Cash, Jr., Ph.D

Director Compensation

  Compensation Policy for Non-Employee Directors

        In connection with our efforts to attract and retain highly-qualified individuals to our Board of Directors, we maintain a cash and equity compensation policy for non-employee members of our Board. In 2008, each non-employee member of our Board was entitled to the following cash compensation:

Annual retainer for Board membership(1)	$30,000
Audit and Finance Committee(2)
Annual retainer for committee membership	$12,000
Additional retainer for committee chair	$8,000
Management Development and Compensation Committee(3)
Annual retainer for committee membership	$7,000
Additional retainer for committee chair	$8,000
Governance, Nominating and Compliance Committee(3)
Annual retainer for committee membership	$7,000
Additional retainer for committee chair	$4,000

(1)
Annual Retainer for Board service covers four regular Board meetings and one special budget meeting.

(2)
Annual Retainers for Audit and Finance Committee service cover six regular meetings of the committee.

(3)
Annual Retainers for Management Development and Compensation Committee service and Governance, Nominating and Compliance Committee service cover four regular meetings of each committee.

        In addition, our Board of Directors may consider and approve compensation for members of the Board who serve on any special committee of the Board that may be constituted from time to time. Any such compensation will be subject to the approval and recommendation of both the Management Development and Compensation Committee and the Governance, Nominating and Compliance Committee.

        For additional meetings not included in the annual retainers listed above, the following fees apply:

Board Meeting Fees (per meeting)	$1,000/in person; $500/telephone
Committee Meeting Fees (per meeting)	$1,000/in person; $500/telephone

        Annual retainer fees are paid quarterly in arrears.

        In addition to the cash compensation described above, each non-employee member of our Board is entitled to the following equity compensation under our compensation policy applicable to our non-employee members of our Board. Upon the initial election to the Board of Directors, each non-employee member would receive a one-time grant of $150,000 worth of restricted stock units under our 2004 Stock Option and Incentive Plan. This one-time grant would vest as follows: 50% on second anniversary of the grant and an additional 25% on each of the third and fourth anniversary of the date of grant.

        All non-employee members of our Board are eligible to receive an annual grant of $75,000 worth of restricted stock units under our 2004 Stock Option and Incentive Plan. The annual grants of restricted stock unit awards made in 2008 to our non-employee Board members vest as follows: 50% on second anniversary of the grant and an additional 25% on each of the third and fourth anniversary of the date of grant. Beginning in 2009, all annual grants of restricted stock unit awards made to our non-employee directors will vest 100% on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders. In the event of a change in control, all restricted stock unit awards granted to our non-employee Board members would vest in full upon such change in control. In addition, in the event of a change in control, all unvested options previously granted under the 2003 Non-Employee Director Stock Option Plan will immediately vest in full and become exercisable.

        Beginning in 2009, each non-employee director may elect to defer all or a portion of their restricted stock unit awards as a director under the Phase Forward Non-Employee Director Deferred Compensation Plan. If a non-employee director makes a deferral election, the restricted stock unit awards will not be settled in shares of our common stock upon vesting. Instead, the settlement date will be delayed until the earlier of a change in control or the director's separation from our Board of Directors.

        In addition to the cash and equity compensation described above, all members of our Board will be reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors.

        The following table provides compensation information for the one year period ended December 31, 2008 for each non-employee member of our Board of Directors. Mr. Weiler, the sole member of our Board who is employed by us, does not receive any separate compensation for services rendered as a member of our Board.

Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Axel Bichara	$50,500	$74,998	—	—	—	—	$125,498
Paul A. Bleicher, M.D(3)	$5,000	—	—	—	—	—	$5,000
James I. Cash, Jr., Ph.D	$49,500	$74,998	—	—	—	—	$124,498
Richard A. D'Amore	$50,000	$74,998	—	—	—	—	$124,998
Gary E. Haroian	$50,500	$74,998	—	—	—	—	$125,498
Kenneth I. Kaitin, Ph.D	$38,000	$74,998	—	—	—	—	$112,998
Dennis R. Shaughnessy	$53,500	$74,998	—	—	—	—	$128,498

(1)
Represents fees earned in 2008 pursuant to our Compensation Policy for Non-Employee Directors in 2008, as discussed above.

(2)
Reflects restricted stock units awarded in accordance with our compensation policy for non-employee directors based on the value of the closing price of our common stock of $18.40 on April 30, 2008.

(3)
Dr. Bleicher was employed by us until October 31, 2008, and as such did not receive any additional compensation for his status as a Director from January 1, 2008 through October 31, 2008. The fees listed in this table represent the fees earned by Dr. Bleicher as a non-employee Director from November 1, 2008 through December 31, 2008.

 CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

        Other than compensation agreements and other arrangements which are described in "Compensation and Other Information Concerning Directors and Officers" and the transactions described below, in 2008, there has not been any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any Board member, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest (as defined in Item 404 of Regulation S-K). It is our policy that all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended, be reviewed and approved by our Audit and Finance Committee. Under Item 404 of Regulation S-K, this requirement would generally apply to transactions exceeding $120,000 between us and any related persons.

Acquisition of Clarix, LLC.

        In September 2008, we acquired all of the outstanding equity interests of Clarix for approximately $40 million in cash. Before the acquisition, Jagath C. Wanninayake was President and Chief Executive Officer of Clarix. Following the acquisition, Mr. Wanninayake was appointed as Vice President of the Clarix Products Group, reporting to Robert Weiler, our President, Chief Executive Officer and Chairman of our Board of Directors. Under the terms of the acquisition agreement between us and the interest holders of Clarix, Mr. Wanninayake, in his capacity as a selling interest holder of Clarix, received cash consideration of approximately $15 million in exchange for his ownership interest in Clarix.

 MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
POLICIES AND PROCEDURES

Policies and Procedures

  Responsibilities

        The Management Development and Compensation Committee of the Board of Directors is responsible for developing executive compensation policies, advising the Board of Directors with respect to such policies, and administering Phase Forward's cash incentive, equity incentive and employee stock purchase plans. The members of the Management Development and Compensation Committee are appointed by the Board of Directors. They are all independent Board members as defined by the applicable listing standards of The NASDAQ Stock Market, Inc. and the applicable rules of the Securities and Exchange Commission. The Management Development and Compensation Committee reviews and approves all executive officer salaries, bonuses and equity incentive grants.

        It is the responsibility of the Management Development and Compensation Committee to administer the compensation practices of Phase Forward to ensure that they are competitive and include incentives which are designed to appropriately drive performance. To achieve this, the Management Development and Compensation Committee reviews industry specific survey data as a general guide for establishing its pay and equity practices and structures, but retains the flexibility to adjust these ranges where it deems appropriate. At the completion of each year, the Management Development and Compensation Committee uses this information, along with the recommendations of the chief executive officer (except for his own compensation), to determine compensation actions for all officers. Under its charter, the Management Development and Compensation Committee may form and delegate authority to subcommittees where appropriate.

  Use of Consultants

        Under its charter, the Management Development and Compensation Committee has sole authority to retain and terminate a compensation consultant to assist in its evaluation of director, chief executive office or executive officer compensation. In accordance with this authority, for 2008 and 2007, the Management Development and Compensation Committee retained the services of an independent executive compensation consultant, DolmatConnell & Partners, who assisted the Management Development and Compensation Committee in identifying peer group companies to benchmark appropriate compensation levels for our executive officers.

        For additional information, see the description of the Management Development and Compensation Committee in this proxy statement under the heading "The Board of Directors and its Committees."

 REPORT OF THE AUDIT AND FINANCE COMMITTEE

        The following Report of the Audit and Finance Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that Phase Forward specifically incorporates it by reference into such filing.

        The Audit and Finance Committee oversees Phase Forward's accounting and financial reporting processes on behalf of the Board of Directors. Phase Forward's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit and Finance Committee has reviewed and discussed with management Phase Forward's consolidated financial statements for the year ended December 31, 2008, including a discussion of, among other things, the quality of Phase Forward's accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in Phase Forward's financial statements.

        The Audit and Finance Committee also reviewed with Ernst & Young LLP, Phase Forward's independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect, other standards of the Public Company Accounting Oversight Board, rules of the Securities and Exchange Commission and other applicable regulations. The Audit and Finance Committee has reviewed permitted services under rules of the Securities and Exchange Commission as currently in effect and discussed with Ernst & Young their independence from management and Phase Forward, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit and Finance Committees), as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Ernst & Young with that firm's independence.

        The Audit and Finance Committee reviewed management's report on its assessment of the effectiveness of Phase Forward's internal control over financial reporting and the independent registered public accounting firm's report on the effectiveness of Phase Forward's internal control over financial reporting. The Audit and Finance Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of Phase Forward's internal control, including internal control over financial reporting; and the overall quality of Phase Forward's financial reporting.

        Based on its review of the financial statements and the aforementioned discussions, the Audit and Finance Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in Phase Forward's Annual Report on Form 10-K for the year ended December 31, 2008.

        The Audit and Finance Committee has also evaluated the performance of Ernst & Young, including, among other things, the amount of fees paid to Ernst & Young for audit and non-audit services in 2008. Information about Ernst & Young's fees for 2008 is discussed below in this proxy statement under "Proposal II—Ratification and Selection of Independent Registered Public Accounting Firm". Based on its evaluation, the Audit and Finance Committee has recommended that Phase

Forward retain Ernst & Young to serve as Phase Forward's independent registered public accounting firm for the year ending December 31, 2009.

Respectfully submitted by the Audit and Finance Committee,
Gary E. Haroian (Chairman) Axel Bichara Richard A. D'Amore

 PROPOSAL II
RATIFICATION AND SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit and Finance Committee of the Board of Directors has selected the firm of Ernst & Young LLP, independent registered public accounting firm, to serve as Phase Forward's independent registered public accounting firm for the year ending December 31, 2009. It is expected that a member of the firm will be present at the annual meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Stockholder ratification of the independent registered public accounting firm is not required under Delaware law or under our amended and restated certificate of incorporation or our amended and restated by-laws. If you do not ratify the selection of Ernst & Young as the independent registered public accounting firm for the year ending December 31, 2009, the Audit and Finance Committee of the Board of Directors will consider the results of this vote in selecting the independent registered public accounting firm for future years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS
PHASE FORWARD'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

        The following table sets forth the aggregate fees billed or expected to be billed by Ernst & Young for 2008 and 2007 for audit and non-audit services. The nature of the services provided for each category is described following the table.

Fee Category	2008	2007
Audit Fees	$906,941	$985,141
Audit-Related Fees	23,000	20,000
Tax Fees	139,636	186,004
All Other Fees	6,500	1,500

Total Fees	$1,076,077	$1,192,645

        Audit Fees—Consists of aggregate fees billed for professional services rendered for the audit of our consolidated annual financial statements, review of the interim consolidated financial statements included in our quarterly reports, consultations on accounting matters directly related to the audit, or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, consents and assistance with and review of documents filed with the Securities and Exchange Commission. The audit fees also reflect the required audit of the effectiveness of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002. In 2007, the fees also reflect professional services provided in connection with our public offering of common stock, which closed in May 2007.

        Audit-Related Fees—Consists of aggregate fees billed for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under "Audit Fees".

        Tax Fees—Consists of aggregate fees billed for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns, international income tax returns and tax planning and consultations related to our international subsidiaries.

        All Other Fees—Consists of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. These fees consisted of amounts paid for the use of an online accounting research tool.

        The Audit and Finance Committee has determined that the provision of these services to us by Ernst & Young is compatible with maintaining their independence.

Pre-approval Policies and Procedures

        We have a formal policy that requires that all services to be provided by Ernst & Young, including audit services, audit-related services, tax services, and other permitted services, must be pre-approved by the Audit and Finance Committee. As permitted by rules of the Securities and Exchange Commission, the policy permits the Audit and Finance Committee to delegate its pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the full Audit and Finance Committee at its next scheduled meeting. Proposed services that have not been pre-approved pursuant to the Pre-Approval Policy must be specifically pre-approved by the Audit and Finance Committee before they may be provided by Ernst & Young. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit and Finance Committee.

 PROPOSAL III
APPROVAL OF THE AMENDMENT AND RESTATEMENT
OF THE 2004 STOCK OPTION AND INCENTIVE PLAN

Proposal

        Our Board of Directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. Our Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company. Further, our Board of Directors believes that the use of stock-based incentive awards supports Phase Forward's goal of aligning our employees' compensation with long-term shareholder value, while creating a powerful retention tool for talent in a highly competitive environment.

        On March 31, 2009 our Board of Directors, upon the recommendation of the Management Development and Compensation Committee (the "Committee"), voted to amend and restate the 2004 Stock Option and Incentive Plan in its entirety (the "Restated Plan") and to add an additional 1.5 million shares to the Restated Plan, subject to the approval of the Company's stockholders. The Restated Plan provides flexibility to the Committee to use various equity-based incentive awards as compensation tools to motivate the Company's workforce. A copy of the Restated Plan (as amended by the proposed amendment and restatement) is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

Summary of Material Features

        The material features of the Restated Plan as proposed to be amended are:

  •
  The maximum number of shares of common stock to be issued under the Restated Plan is 5,481,505, which is the sum of the original reserved shares of 3,981,505 shares plus an additional 1,500,000 shares;

  •
  The award of stock options (both incentive and non-qualified options), restricted stock, restricted stock units and other stock-based awards (including stock appreciation rights and phantom stock awards) is permitted;

  •
  Minimum vesting periods, lasting at least three years, are required for time-based grants to employees of restricted stock, restricted stock units and option awards;

  •
  Minimum vesting periods, lasting at least one year, are required for performance-based grants to employees of restricted stock, restricted stock units and option awards;

  •
  No dividends will be payable with respect to restricted, stock, restricted stock units and other stock-based awards;

  •
  Any material amendment to the Restated Plan is subject to approval by our stockholders; and

  •
  The term of the Restated Plan will be extended by ten years from the date of stockholder approval.

        Based solely on the closing price of our common stock as reported by the NASDAQ Global Select Market on March 2, 2009, the maximum aggregate market value of the 1.5 million additional shares of common stock to be added to the Restated Plan is $19,320,000. The shares we issue under the Restated Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, canceled, surrendered or otherwise terminated, in whole or in part, (other than by exercise) under the Restated Plan are added back to the shares of common stock available for issuance under the Restated Plan. However, the following shares are not added back to the shares of common stock available for issuance under the Restated Plan: (i) shares of common stock tendered or held back upon exercise or settlement of an award to cover the exercise price of an award or tax withholding or (ii) upon exercise of any stock appreciation rights, shares that are not issued in connection with the stock settlement of the stock appreciation right.

  Qualified Performance-Based Compensation under Code Section 162(m)

        To ensure that certain awards granted under the Restated Plan to a "Covered Employee" (as defined in the Internal Revenue Code of 1986 (the "Code")) qualify as "performance-based compensation" under Section 162(m) of the Code, the Restated Plan provides that the Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of the Company's common stock, (4) economic value-added, (5) sales or revenue, (6) acquisitions or strategic transactions, (7) operating income (loss), (8) cash flow (including, but not limited to, operating cash flow and free cash flow), (9) return on capital, assets, equity, or investment, (10) stockholder returns, (11) return on sales, (12) gross or net profit levels, (13) productivity, (14) expense, (15) margins, (16) operating efficiency, (17) working capital, (18) earnings (loss) per share of the Company's common stock, and (19) sales or market shares, any of which under the preceding clauses (1) through (19) may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 300,000 shares of common stock for any performance cycle and the maximum number of shares that can be awarded in the form of options or stock appreciation rights to any one individual in any calendar year will not exceed 750,000 shares of common stock.

  Summary of the Restated Plan

        The following description of certain features of the Restated Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Restated Plan that is attached hereto as Appendix A.

        Plan Administration.    The Restated Plan is administered by the Committee. The Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Restated Plan.

        Eligibility.    Persons eligible to participate in the Restated Plan will be those full or part-time officers, employees, directors, consultants and advisors of the Company and its subsidiaries as selected from time to time by the Committee in its discretion. Approximately 766 individuals are currently eligible to participate in the Restated Plan, which includes 10 officers, 749 employees who are not officers, and 7 non-employee directors.

        Stock Options.    The Restated Plan permits the granting of (1) options to purchase common stock intended to qualify as "incentive stock options" under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Restated Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of common stock on the NASDAQ Global Select Market on the grant date as determined pursuant to the equity grant practices adopted by the Company. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

        The term of each option will be fixed by the Committee and may not exceed ten years from the date of grant. The Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Committee. In general, unless otherwise permitted by the Committee, no option granted under the Restated Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

        Upon exercise of options, the option exercise price must be paid in full either in cash, by check payable to the Company or other instrument acceptable to the Committee or by delivery of shares of common stock that have been beneficially owned by the optionee for at least six months at fair market value. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

        To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

        Restricted Stock.    The Committee may award shares of common stock to participants subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified restricted period. However, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction (without any prior performance condition to the grant or vesting thereof), the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

        Other Stock-Based Awards.    The Committee may also grant other awards based on the Company's common stock and having such terms and conditions as the Committee may determine. These awards may include the grant of shares based upon certain conditions, the grant of securities that are convertible into shares of common stock and the grant of stock appreciation rights, phantom stock awards or restricted stock units. In the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction (without any prior performance condition to the grant or vesting thereof), the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

        Change of Control Provisions.    The Restated Plan provides that in the event of an "acquisition" (as defined in the Restated Plan) that results in a change in control of the Company, the Board may provide for the continuation or assumption of all outstanding stock options and other awards. In addition, the Board may provide for the substitution of the shares subject to each stock option and other award with the consideration payable for the Company's common stock in connection with the acquisition, shares of stock of the surviving or acquiring corporation or other appropriate consideration. In addition, in such event, 25% of the shares underlying outstanding stock options will become exercisable and/or the Board may specify that all outstanding options will become fully exercisable and that such options must be exercised within a specified period of time at the end of which period the stock options will terminate, or the Board may provide that outstanding options will be terminated in exchange for a cash payment equal to the difference between the per share cash consideration and the exercise price of the options.

        Adjustments for Stock Dividends, Stock Splits, Etc.    The Restated Plan requires the Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Restated Plan, to certain limits in the Restated Plan, to any outstanding awards and/or the price for each share of common stock subject to outstanding awards of stock options and stock appreciation rights to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

        Tax Withholding.    Participants in the Restated Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting.

        Amendments and Termination.    The Board may, at any time, amend or discontinue the Restated Plan and the Committee may, at any time, amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent. Without stockholder approval, the Committee may not reduce the exercise prices of outstanding options or stock appreciation rights or effect repricing through cancellation and regrants. To the extent required under the rules of the NASDAQ Global Select Market System, any amendments that materially change the terms of the Restated Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Committee to be required by the Code to preserve the qualified status of incentive stock options or to ensure that compensation earned under the Restated Plan qualifies as performance-based compensation under Section 162(m) of the Code.

        Effective Date of Restated Plan.    The Board adopted the Restated Plan on March 31, 2009, and the Restated Plan becomes effective on the date it is approved by stockholders. No awards may be granted under the Restated Plan ten years after the date of stockholder approval. If the Restated Plan is not approved by stockholders, the Original Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

  New Plan Benefits

        Because the grant of awards under the Restated Plan is within the discretion of the Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Restated Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Restated Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2008: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Restricted Stock/Units
Name and Position	Dollar Value($)(1)	Number(#)
Robert K. Weiler, President, Chief Executive Officer and Director	$751,200	60,000
Rodger Weismann,(2) Senior Vice President, Chief Financial Officer and Treasurer	$375,600	30,000
Stephen J. Powell, Senior Vice President of Worldwide Sales	$375,600	30,000
Steven J. Rosenberg, Senior Vice President	$475,760	38,000
D. Ari Buchler, Senior Vice President and General Counsel	$375,600	30,000
All current executive officers, as a group	$3,993,880	319,000
All current directors who are not executive officers, as a group	$412,609	32,956
All current employees who are not executive officers, as a group	$5,345,038	426,920

(1)
Based on the closing market value on December 31, 2008 of $12.52 per share.

(2)
Mr. Weismann resigned as the Chief Financial Officer of the Company effective April 2, 2009 and currently serves as a full-time advisor to the Chief Executive Officer.

  Tax Aspects Under the Code

        The following is a summary of the principal federal income tax consequences of certain transactions under the Restated Plan. It does not describe all federal tax consequences under the Restated Plan, nor does it describe state or local tax consequences.

        Incentive Stock Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

        If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Other Awards.    The Company generally will be entitled to a tax deduction in connection with an award under the Restated Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

        Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable). The Restated Plan contains a provision that could minimize the extent that awards may be accelerated due to a change in control under certain circumstances in order to mitigate the impact of this section of the Code.

        Limitation on Deductions.    Under Section 162(m) of the Code, the Company's deduction for certain awards under the Restated Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Restated Plan is structured to allow certain awards to qualify as performance-based compensation.

  Vote Required

        Only stockholders of record of common stock as of the Record Date are entitled to vote on this proposal. Proxies will be voted for Proposal III unless contrary instructions are set forth in the enclosed Proxy Card. The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the Restated Plan. For this purpose, broker non-votes are disregarded and abstentions are treated as a vote against the proposal.

  Recommendation

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2004 STOCK OPTION AND INCENTIVE PLAN.

  Equity Compensation Plan Information

        The following table provides information as of December 31, 2008 regarding shares of common stock that may be issued under the Company's equity compensation plans consisting of the 2004 Stock Option and Incentive Plan and the 2004 Employee Stock Purchase Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options and restricted stock units warrants and rights	Weighted Average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	3,542,911	$4.88	521,819	(1)
Equity compensation plans not approved by security holders:	N/A	N/A	N/A

Total	3,542,911	$4.88	521,819

(1)
Includes 78,154 shares available under the Company's 2004 Employee Stock Purchase Plan.

 STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of our stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the Securities and Exchange Commission, must be received at our principal executive offices no later than November 25, 2009. Stockholders who wish to make a proposal at the next annual meeting of our stockholders—other than one that will be included in our proxy statement—must notify us between October 26, 2009 and November 25, 2009. In order to curtail controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail—Return Receipt Requested. In addition, such proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act. In addition, stockholders wishing to nominate a Board member should comply with the procedures set forth herein under "Policies Regarding Director Nominations—Procedures for Recommendation of Director Nominees by Stockholders" located elsewhere in this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our Board members, executive officers and persons who own more than ten percent of a registered class of our equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by regulations of the Securities and Exchange Commission to furnish us with copies of all such filings.

        Based solely on our review of copies of such filings, or written representations from Reporting Persons that all reportable transactions were reported, we believe that during the year ended December 31, 2008, the Reporting Persons timely filed all reports they were required to file under Section 16(a); except that one report, covering two transactions, was filed late by Dr. Bleicher due to administrative error on December 3, 2008.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail, our Board members, officers and other employees may, without receiving additional compensation, solicit proxies personally or by telephone. Solicitation by our Board members, officers and other employees may also be made of some of our stockholders in person or by mail, telephone or telegraph following the original solicitation. We may request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the owners of our stock held in their names and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs incurred in connection with the distribution of such proxy materials. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

OTHER BUSINESS

        The Board of Directors knows of no business that will be presented for consideration at the annual meeting other than those items stated above. If any other business should come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

 VIEWING OF PROXY MATERIALS VIA THE INTERNET

        Federal Law permits us to distribute our annual report and this proxy statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder's address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. If you would like to receive future stockholder communications over the Internet exclusively, and no longer receive any material by mail, please visit http://www.amstock.com, click on Shareholder Account Access, enter your account number (shown on your proxy card) and tax identification number to log in, and then select receive company mailings via e-mail and provide your e-mail address. Your election to view proxy materials online is perpetual unless you revoke it later.

HOUSEHOLDING OF PROXY MATERIALS

        Our 2008 Annual Report, including audited financial statements for the fiscal year ended December 31, 2008, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, Broadridge Financial Solutions, Inc. has undertaken an effort to deliver only one Annual Report and one proxy statement to multiple stockholders sharing an address. This delivery method, called "householding," is not being used, however, if Broadridge has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, Phase Forward will deliver promptly a separate copy of the Annual Report and the proxy statement to any stockholder who sends a written request to Phase Forward Incorporated, 77 Fourth Avenue, Waltham, MA 02451, Attention: Secretary, Office of the General Counsel. If your household is receiving multiple copies of Phase Forward's Annual Reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Phase Forward Incorporated, 77 Fourth Avenue, Waltham, MA 02451, Attention: Secretary, Office of the General Counsel.

 APPENDIX A

PHASE FORWARD INCORPORATED
2004 STOCK OPTION AND INCENTIVE PLAN
As Amended and Restated March 2009

1.    Purpose and Eligibility

        The purpose of this 2004 Stock Option and Incentive Plan (the "Plan") of Phase Forward Incorporated (the "Company") is to provide stock options and other equity interests in the Company (each an "Award") to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a "Participant." Additional definitions are contained in Section 9.

2.    Administration

        The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

3.    Stock Available for Awards

        a.    Number of Shares.    Subject to adjustment under Section 3(c) and the next sentence, the aggregate number of shares of Common Stock of the Company (the "Common Stock") that may be issued pursuant to the Plan is 3,981,505 shares. Subject to stockholder approval, the number of reserved shares of Common Stock under the Plan shall be increased from 3,981,505 shares to 5,481,505 shares. If any Award expires, or is terminated, surrendered, cancelled or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are surrendered or forfeited to, the Company, such shares of Common Stock shall again be available for the grant of Awards under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, the grant of a stock appreciation right shall reduce the number of shares available for grant under the Plan by the gross number of shares underlying such stock appreciation right. Upon the exercise of such stock appreciation right, the authorized share pool under this Section 3 shall not be credited with any additional shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        b.    Per-Participant Limit.    Subject to adjustment under Section 3(c), no Participant may be granted Options or stock appreciation rights during any one fiscal year to purchase more than 750,000 shares of Common Stock.

        c.    Adjustment to Common Stock.    In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 8(e)(i) applies for any event, this Section 3(c) shall not be applicable.

4.    Stock Options

        a.    General.    The Committee may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

        b.    Incentive Stock Options.    An Option that the Committee intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Committee and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a "Nonstatutory Stock Option."

        c.    Exercise Price.    The Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement. The exercise price of each Option shall not be less than 100 percent of the per share fair market value of the Common Stock on the date of grant. Fair market value shall be determined by reference to market quotations on the Nasdaq National Market System.

        d.    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable option agreement. Each Option shall expire ten years after the date of grant.

        e.    Exercise of Option.    Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

        f.    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

          (i)    by check payable to the order of the Company;

          (ii)   except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

          (iii)  to the extent explicitly provided in the applicable option agreement, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value and which have been held by the Participant for at least six months (as determined by the Committee or as determined pursuant to the applicable option agreement), or (y) payment of such other lawful consideration as the Committee may determine.

5.    Restricted Stock

        a.    Grants.    The Committee may grant a Restricted Stock Award to a Participant. A Restricted Stock Award is an award entitling the recipient to acquire, at such purchase price (which may be zero)

as determined by the Committee, shares of Common Stock subject to such restrictions and conditions as the Committee may determine (each, a "Restricted Stock Award"). If a Participant's employment (or other service relationship) with the Company or its Subsidiary is terminated prior to satisfaction of such restrictions and conditions, any Restricted Stock that has not vested shall automatically and without requirement of notice to the Participant from the Company be deemed to be forfeited to the Company, subject to the payment by the Company of the original purchase price for such Restricted Stock, if any.

        b.    Terms and Conditions.    The Committee shall determine the terms and conditions of any such Restricted Stock Award. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. In the event a Restricted Stock Award granted to an employee shall have a performance goal, the restriction period with respect to such Award shall not be less than one year, and in the event a Restricted Stock Award granted to an employee shall be based on continuing employment, the total restriction period with respect to such Award shall not be less than three years; provided, however, the risks of forfeiture can lapse incrementally over the three-year period. No dividends may be earned under a Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restrictions and conditions, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

6.    Other Stock-Based Awards

        The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units. In the event an Other Stock-Based Award granted to an employee shall have a performance goal, the restriction period with respect to such Award shall not be less than one year, and in the event an Other Stock-Based Award granted to an employee shall be based on continuing employment, the total restriction period with respect to such Award shall not be less than three years; provided, however, the risks of forfeiture can lapse incrementally over the three-year period. No dividends may be earned under any other Stock-Based Award.

7.    Performance-Based Awards to Covered Employees

        a.    Performance-Based Awards.    Any employee or other key person providing services to the Company and who is selected by the Committee may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award or Other Stock-Based Award payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Committee may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

        (b)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

        (c)    Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

        (d)    Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is [300,000] shares of Stock (subject to adjustment as provided in Section 3(d) hereof).

8.    General Provisions Applicable to Awards

        a.    Transferability of Awards.    Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        b.    Documentation.    Each Award under the Plan shall be evidenced by a written instrument in such form as the Committee shall determine or as executed by an officer of the Company pursuant to authority delegated by the Committee. Each Award may contain terms and conditions in addition to those set forth in the Plan; provided, that such terms and conditions do not contravene the provisions of the Plan.

        c.    Committee Discretion.    The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

        d.    Termination of Status.    In the event a Participant dies prior to the vesting of the first tranche of shares subject to an Award, such Award will automatically accelerate to provide that the first tranche of shares shall be exercisable for the remainder of the term of the Award. The Committee shall otherwise determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

        e.    Acquisition of the Company

          (i)    Consequences of an Acquisition.    Upon the consummation of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 8(e)(i), also the "Board"), shall, as to outstanding Awards (on the same basis or on different bases as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities or other consideration as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition; provided, however, that, notwithstanding the foregoing, the form of instruments evidencing Options granted pursuant to this Plan shall provide that in the event of an Acquisition, then twenty-five percent (25%) of the shares underlying the Options issued pursuant to such instruments shall immediately vest and become exercisable (in addition to any portion of the Options already vested and exercisable). In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, on the same basis or on different bases as the Board shall specify, upon written notice to the affected optionees, provide that one or more Options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, but in no event less than five (5) business days, at the end of which period such Options shall terminate, or provide that one or more Options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) for the shares subject to such Options over the exercise price thereof; provided, however, that before terminating any portion of an Option that is not vested or exercisable (other than in exchange for a cash payment), the Board must first accelerate in full the exercisability of the portion that is to be terminated. Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights or other rights of the Company that relate to an Option or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option or other Award pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

          (ii)    Acquisition Defined.    An "Acquisition" shall mean:

            (a)   a merger or consolidation of the Company with or into any other corporation or other business entity in which the Company is the surviving corporation (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding securities having the right to vote in an election of the Board ("Voting Stock") of the Company); or any such merger or consolidation in which the Company is not the surviving corporation;

            (b)   a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company's assets;

            (c)   the acquisition by any person or any group of persons (other than the Company, any of its direct or indirect subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its direct or indirect subsidiaries) acting together in any transaction or related series of transactions, of such number of shares of the Company's Voting Stock as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, 50% or more of the combined voting power of the Voting Stock of the Company other than as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisition of securities by the Company which by reducing the number of shares of the Voting Stock outstanding increases the proportionate voting power represented by the Voting Stock owned by any such person to 50% or more of the combined voting power of such Voting Stock; and

            (d)   a change in the composition of the Board following a tender offer or proxy contest, as a result of which persons who, immediately prior to a tender offer or proxy contest, constituted the Company's Board shall cease to constitute at least a majority of the members of the Board.

          (iii)    Assumption of Options Upon Certain Events.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

          (iv)    Parachute Awards.    If, in connection with an Acquisition described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the "Parachute Awards"); provided, however, that if the "aggregate present value" of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Acquisition, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the "aggregate present value" of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 8(e)(iv) shall be made by the Company.

        f.    Withholding.    Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Committee may allow Participants to satisfy the minimum tax withholding obligation in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Committee or as determined pursuant to the applicable option agreement). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        g.    Amendment of Awards.    The Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Except as provided in Section 3(c) or 8(e), the Committee shall obtain stockholder approval prior to taking any action to reduce the exercise price of outstanding Options and stock appreciation right or effect repricing through cancellation and regrants.

        h.    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations including any applicable withholding tax.

        i.    Acceleration.    The Committee may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any Other Stock-Based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

9.    Miscellaneous

        a.    Definitions.

          (i)    "Company," for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Phase Forward Incorporated, as defined in Section 424(f) of the Code (a "Subsidiary"), and any present or future parent corporation of Phase Forward Incorporation, as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term "Company" shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Committee in its sole discretion.

          (ii)   "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

          (iii)  "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

          (iii)  "employee" for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company.

          (iv)  "Performance-Based Award" means any Restricted Stock Award or Other Stock-Based Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

          (v)   "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, working capital, earnings (loss) per share of Stock, sales or market shares, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

          (vi)  "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a Participant's right to and the payment of a Restricted Stock Award or Other Stock-Based Award. Each such period shall not be less than 12 months.

          (vii) "Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Committee for a Performance Cycle based upon the Performance Criteria.

        b.    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

        c.    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

        d.    Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

        e.    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that any material Plan amendments (other than amendments that curtail the scope of the Plan) shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders, including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the class of individuals eligible to participate in, or materially extend the term of, the Plan, or (iii) require stockholder approval under the rules of the Nasdaq National Market or under any other applicable law, rule or regulation. In addition, to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.

        f.    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Original Plan
Adopted by the Board of Directors on March 11, 2004
Approved by the stockholders on April 20, 2004
Amendment and Restatement
Adopted by the Board of Directors on March 28, 2006
Approved by the stockholders on May 3, 2006
Amendment No. 1
Adopted by the Board of Directors on March 30, 2007
Approved by the stockholders on May 2, 2007
Second Amendment and Restatement
Adopted by the Board of Directors on March 31, 2009
Approved by the stockholders on , 2009

ANNUAL MEETING OF STOCKHOLDERS OF PHASE FORWARD INCORPORATED May 8, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at HTTP://INVESTOR.PHASEFORWARD.COM Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Robert K. Weiler O Paul A. Bleicher O Axel Bichara O Richard A. D'Amore O Gary E. Haroian O Paul G. Joubert O Kenneth I. Kaitin O Dennis R. Shaughnessy 2. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2009. 3. To approve an amendment and restatement of the 2004 Stock Option and Incentive Plan. 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" election of the Directors and "FOR" proposals 2 and 3. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20830300000000000000 8 050809 ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 PHASE FORWARD INCORPORATED ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned hereby appoints Robert K. Weiler, Rodger Weismann and D. Ari Buchler as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Phase Forward Incorporated held of record by the undersigned on March 13, 2009, at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 77 Fourth Avenue, Waltham, MA 02451, at 8:00 a.m. on May 8, 2009, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side)

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL I ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE " FOR " THE NOMINEES LISTED BELOW
OCCUPATIONS OF DIRECTORS, THE NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Automatic Acceleration of Vesting Upon a Change in Control or Following Certain Termination Events
Director Compensation
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE POLICIES AND PROCEDURES
REPORT OF THE AUDIT AND FINANCE COMMITTEE
PROPOSAL II RATIFICATION AND SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE " FOR " THE RATIFICATION OF ERNST & YOUNG LLP AS PHASE FORWARD'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.
PROPOSAL III APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2004 STOCK OPTION AND INCENTIVE PLAN
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES AND SOLICITATION
OTHER BUSINESS
VIEWING OF PROXY MATERIALS VIA THE INTERNET
HOUSEHOLDING OF PROXY MATERIALS
APPENDIX A